                                     MELLON

SECURITIES TRADING POLICY

Questions Concerning the Securities Trading Policy?
Contact Corporate Compliance, (412) 234-1661
AIM 151-4340, Mellon Bank, Pittsburgh, PA 15258-0001

Dear Colleague:

At Mellon, we take great pride in our transformation over the years from a regional bank to a global financial services company. Our growth makes us better able to meet customers' changing needs, gives us greater stability during any unexpected economic downturn and affords us the opportunity to be the best performing financial services company.

This diversity of our businesses also makes us a complex organization, which is why it's more important than ever that you clearly understand Mellon's
Securities Trading Policy. Mellon has long maintained strict policies regarding securities transactions, all with the same clear-cut objective: to establish and demonstrate our compliance with the high standards with which we conduct our business.

If you are new to Mellon, please take the time to fully understand the Policy and consult it whenever you are unsure about appropriate actions. If you have seen the Policy previously, I urge you to renew your understanding of the entire document and its implications for you. Only by strict adherence to the Policy can we ensure that our well-deserved reputation for integrity is preserved.

Sincerely yours,

Martin G. McGuinn

CONTENTS

                                                                            PAGE
INTRODUCTION ...............................................................  1

CLASSIFICATION OF EMPLOYEES ................................................  2
               -Insider Risk Employees
               -Investment Employees
               -Access Decision Makers
               -Other Employees
               -Consultants, Independent Contractors and Temporary Employees

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INTRODUCTION       The Securities Trading Policy (the "Policy") is designed to reinforce Mellon Financial Corporation's ("Mellon's")
                   reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the
                   personal securities transactions of every Mellon Employee.

                   Mellon and its employees are subject to certain laws and
                   regulations governing personal securities trading. Mellon has developed this Policy to promote the highest standards of
                   behavior and ensure compliance with applicable laws.

                   Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law"
                   is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

                   Employees outside the United States are also subject to
                   applicable laws of foreign jurisdictions, which may differ substantially from US law and which may subject such
                   employees to additional requirements. Such employees must
                   comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with
                   foreign law, employees should consult the General Counsel or the Manager of Corporate Compliance.

                   Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and
                   maintained in the Audit and Risk Review Department.

                   Employees must read the Policy and must comply with it.
                   Failure to comply with the provisions of the Policy may
                   result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal,
                   substantial personal liability and referral to law
                   enforcement agencies or other regulatory agencies. Employees should retain the Policy in their records for future
                   reference. Any questions regarding the Policy should be
                   referred to the Manager of Corporate Compliance or his/her designee.

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CLASSIFICATION     The Policy is applicable to all employees of Mellon and all
OF EMPLOYEES       of its subsidiaries which are more than 50% owned by Mellon.
                   This includes all full-time, part-time, benefited and
                   non-benefited, exempt and non-exempt, domestic and
                   international employees. It does not include consultants and contract or temporary employees, nor employees of
                   subsidiaries which are 50% or less owned by Mellon. Although the Policy provisions generally have worldwide applicability, some sections of the Policy may conflict with the laws or
                   customs of the countries in which Mellon operations are
                   located. The Policy may be amended for operations outside the
                   United States only with the approval of the Manager of
                   Corporate Compliance.

                   Employees are engaged in a wide variety of activities for
                   Mellon. In light of the nature of their activities and the impact of federal and state laws and the regulations
                   thereunder, the Policy imposes different requirements and
                   limitations on employees based on the nature of their
                   activities for Mellon. To assist employees in complying with the requirements and limitations imposed on them in light of their activities, employees are classified into one of four categories: Insider Risk Employee, Investment Employee,
                   Access Decision Maker and Other Employee. Appropriate
                   requirements and limitations are specified in the Policy
                   based upon an employee's classification.

                   Business line management, in conjunction with the Manager of
                   Corporate Compliance, will determine the classification of each employee based on the following guidelines. Employees should confirm their classification with their Preclearance
                   Compliance Officer or the Manager of Corporate Compliance.

INSIDER RISK       You are considered to be an Insider Risk Employee if, in the
EMPLOYEE           normal conduct of your Mellon responsibilities, you are
                   likely to receive or be perceived to possess or receive,
                   material nonpublic information concerning Mellon's commercial credit or corporate finance customers. This will typically include certain employees in the credit, lending and leasing businesses, certain members of the Audit and Risk Review, and
                   Legal Departments, and all members of the Senior Management
                   Committee who are not Investment Employees.

INVESTMENT         You are considered to be an Investment Employee if, in the
EMPLOYEE           normal conduct of your Mellon responsibilities, you are
                   likely to receive or be perceived to possess or receive,
                   material nonpublic information concerning Mellon's trading in securities for Mellon's account or for the accounts of
                   others, and/or if you provide investment advice. This will typically include:

                   o  certain employees in fiduciary securities sales and
                      trading, investment management and advisory services,
                      investment research and various trust or fiduciary
                      functions;

                   o  an employee of a Mellon entity registered under the
                      Investment Advisers Act of 1940 who is also an "Access
                      Person" as defined by Rule 17j-1 of the Investment Company
                      Act of 1940 (see glossary); and

                   o  any member of Mellon's Senior Management Committee who, as part of his/her usual duties, has management
                      responsibility for fiduciary activities or routinely has
                      access to information about customers' securities
                      transactions.

ACCESS             A person designated as such by the Investment Ethics
DECISION           Committee. Generally, this will be portfolio managers and
MAKER (ADM)        research analysts who make recommendations or decisions
                   regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. See further details in the Access
                   Decision Maker edition of the Policy.

OTHER EMPLOYEE     You are considered to be an Other Employee if you are an
                   employee of Mellon Financial Corporation or any of its direct or indirect subsidiaries who is not an Insider Risk Employee,
                   Investment Employee, or an ADM.

CONSULTANTS,       Managers should inform consultants, independent contractors
INDEPENDENT        and temporary employees of the general provisions of the
CONTRACTORS        Policy (such as the prohibition on trading while in
AND TEMPORARY      possession of material nonpublic information), but generally
EMPLOYEES          they will not be required to preclear trades or report their personal securities holdings. If one of these persons would be considered an Insider Risk Employee, Investment Employee or Access Decision Maker if the person were a Mellon
                   employee, the person's manager should advise the Manager of
                   Corporate Compliance who will determine whether such
                   individual should be subject to the preclearance and
                   reporting requirements of the Policy.

PERSONAL SECURITIES TRADING PRACTICES

SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES

CONTENTS

                                                                            Page

PERSONAL SECURITIES TRADING PRACTICES

   SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES

                  --Prohibition on Investments in Securities of Financial .. 12

                  --The "Chinese Wall"
GLOSSARY       Definitions ................................................. 43

               Exhibit A - Sample Letter to Broker ......................... 49

QUICK REFERENCE - INSIDER RISK EMPLOYEES
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SOME THINGS        1.  Duplicate Statements & Confirmations - Instruct your
YOU MUST DO            broker, trust account manager or other entity through
                       which you have a securities trading account to send
                       directly to MANAGER OF CORPORATE COMPLIANCE, MELLON BANK,
                       PO BOX 3130, PITTSBURGH, PA 15230-3130:

                       o  Trade confirmations summarizing each transaction

                       o  Periodic statements

                       Exhibit B of this Policy can be used to notify your
                       broker. This applies to all accounts in which you have a
                       beneficial interest. (See Glossary)

                   2.  Preclearance - Before initiating a securities
                       transaction, written preclearance must be obtained from
                       the Manager of Corporate Compliance. This can be done by
                       completing a Preclearance Request Form and:

                       o  delivering the request to the Manager of Corporate
                          Compliance, AIM 151-4340,

                       o  faxing the request to (412) 234-1516, or

                       o  contacting the Manager of Corporate Compliance for
                          other available notification options.

                       Preclearance Request Forms can be obtained from Corporate
                       Compliance (412) 234-1661. If preclearance approval is
                       received the trade must be executed before the end of the
                       3rd business day (with the date of approval being the 1st
                       business day), at which time the preclearance approval
                       will expire.

                   3.  Special Approvals

                       o  Acquisition of securities in a Private Placement must
                          be precleared by the employee's Department/Entity head
                          and the Manager of Corporate Compliance.

                       o  Acquisition of securities through an allocation by the
                          underwriter of an Initial Public Offering (IPO) is
                          prohibited without the approval of the Manager of
                          Corporate Compliance. Approval can be given only when
                          the allocation is the result of a direct family
                          relationship.

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SOME THINGS        Mellon Securities - The following transactions in Mellon
YOU MUST           securities are prohibited for all Mellon Employees:
NOT DO
                   o  Short sales
                   o  Purchasing and selling or selling and purchasing within 60 days
                   o  Purchasing or selling during a blackout period
                   o  Margin purchases or options other than employee options.

                   Non-Mellon Securities - New investments in financial services organizations are prohibited for certain employees only - see page 12.

                   Other restrictions are detailed throughout Section One. Read the Policy!

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EXEMPTIONS         Preclearance is NOT required for:

                   o  Purchases or sales of municipal bonds, non-financial
                      commodities (such as agricultural futures, metals, oil,
                      gas, etc.), currency futures, financial futures, index
                      futures, index securities, securities issued by investment companies, commercial paper; CDs; bankers' acceptances;
                      repurchase agreements; and direct obligations of the
                      government of the United States.

                   o  Transactions in any account over which the employee has no direct or indirect control over the investment decision
                      making process.

                   o  Transactions that are non-volitional on the part of an
                      employee (such as stock dividends).

                   o  Changes in elections under Mellon's 401(k) Retirement
                      Savings Plan.

                   o  An exercise of an employee stock option administered by
                      Human Resources.

                   o  Automatic reinvestment of dividends under a DRIP or
                      Automatic Investment Plan. (Optional cash purchases under
                      a DRIP or Direct Purchase Plan do require preclearance.)

                   o  Sales of securities pursuant to tender offers and sales or exercises of "Rights".(see page 8).

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QUESTIONS?         (412) 234-1661
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This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

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STANDARDS OF       Because of their particular responsibilities, Insider Risk
CONDUCT FOR        Employees are subject to preclearance and personal securities
INSIDER RISK       reporting requirements, as discussed below.
EMPLOYEES
                   Every Insider Risk Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the
                   Manager of Corporate Compliance. Interpretive issues that
                   arise under these procedures shall be decided by, and are
                   subject to the discretion of, the Manager of Corporate
                   Compliance.

CONFLICT OF        No employee may engage in or recommend any securities
INTEREST           tansaction that places, or appears to place, his or her own interests above those of any customer to whom financial
                   services are rendered, including mutual funds and managed
                   accounts, or above the interests of Mellon.

MATERIAL           No employee may engage in or recommend a securities
NONPUBLIC          transaction, for his or her own benefit or for the benefit of
INFORMATION        others, including Mellon or its customers, while in
                   possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS            Trading Accounts - All Insider Risk Employees are encouraged to conduct their personal investing through a Mellon
                   affiliate brokerage account. This will assist in the
                   monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.

PERSONAL           Trading Accounts - All Insider Risk Employees are required to
SECURITIES         instruct their broker, trust account manager or other entity
TRANSACTIONS       through which they have a securities trading account to
REPORTS            submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts.
                   Thus, for example, even if the brokerage account contains
                   only mutual funds or other exempt securities as that term is defined by the Policy and the account has the capability to have reportable securities traded in it, the Insider Risk
                   Employee maintaining such an account must arrange for
                   duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance. An example of an instruction letter to a broker is contained in
                   Exhibit A.

PRECLEARANCE       All Insider Risk Employees must notify the Manager of
FOR PERSONAL       Corporate Compliance in writing and receive preclearance
SECURITIES         before they engage in any purchase or sale of a security.
TRANSACTIONS       Insider Risk Employees should refer to the provisions under
                   "Beneficial Ownership" below, which are applicable to these provisions.

                   All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the Manager of Corporate
                   Compliance.

                   The Manager of Corporate Compliance will notify the Insider
                   Risk Employee whether the request is approved or denied,
                   without disclosing the reason for such approval or denial.

                   Notifications may be given in writing or verbally by the
                   Manager of Corporate Compliance to the Insider Risk Employee.
                   A record of such notification will be maintained by the
                   Manager of Corporate Compliance. However, it shall be the
                   responsibility of the Insider Risk Employee to obtain a
                   written record of the Manager of Corporate Compliance's
                   notification within 24 hours of such notification. The
                   Insider Risk Employee should retain a copy of this written record.

                   As there could be many reasons for preclearance being granted or denied, Insider Risk Employees should not infer from the preclearance response anything regarding the security for
                   which preclearance was requested. Although making a
                   preclearance request does not obligate an Insider Risk
                   Employee to do the transaction, it should be noted that:

                   o  preclearance requests should not be made for a transaction that the Insider Risk Employee does not intend to make.

                   o  preclearance authorization will expire at the end of the third business day after it is received. The day
                      authorization is granted is considered the first business
                      day.

                   o  Insider Risk Employees should not discuss with anyone
                      else, inside or outside Mellon, the response they received to a preclearance request. If the Insider Risk Employee is preclearing as beneficial owner of another's account, the
                      response may be disclosed to the other owner.

                   o  Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving
                      preclearance authorization must be executed before the
                      preclearance expires. At the end of the three-day
                      preclearance authorization period, any unexecuted Limit
                      Order must be canceled or a new preclearance authorization must be obtained.

EXEMPTIONS         Preclearance by Insider Risk Employees is not required for
FROM               the following transactions:
REQUIREMENT
TO PRECLEAR        o  Purchases or sales of Exempt Securities (direct
                      obligations of the government of the United States; high
                      quality short-term debt instruments; bankers' acceptances;
                      CDs; commercial paper; repurchase agreements; and
                      securities issued by open-end investment companies);

                   o  Purchases or sales of municipal bonds, closed-end mutual funds; non-financial commodities (such as agricultural
                      futures, metals, oil, gas, etc.), currency futures,
                      financial futures, index futures and index securities;

                   o  Purchases or sales effected in any account over which an employee has no direct or indirect control over the
                      investment decision making process (e.g., discretionary
                      trading accounts). Discretionary trading accounts may only be exempted from preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is
                      satisfied that the account is truly discretionary;

                   o  Transactions that are non-volitional on the part of an
                      employee (such as stock dividends);

                   o  The sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human
                      Resources Department (for which the Human Resources
                      Department will forward information to the Manager of
                      Corporate Compliance);

                   o  Changes to elections in the Mellon 401(k) plan;

                   o  Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of
                      securities, to the extent such rights were acquired from
                      such issuer;

                   o  Sales of rights acquired from an issuer, as described
                      above; and/or

                   o  Sales effected pursuant to a bona fide tender offer.

GIFTING OF         Insider Risk Employees desiring to make a bona fide gift of
SECURITIES         securities or who receive a bona fide gift, including an
                   inheritance, of securities do not need to preclear the
                   transaction. However, Insider Risk Employees must report such bona fide gifts to the Manager of Corporate Compliance. The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the
                   transaction, and the name of the broker through which the
                   transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return.
                   An Insider Risk Employee who purchases a security with the intention of making a gift must preclear the purchase
                   transaction.

DRIPS, DPPS        Certain companies with publicly traded securities establish:
AND AIPS
                   o  Dividend Reinvestment Plans (DRIPs) - These permit
                      shareholders to have their dividend payments channeled to
                      the purchase of additional shares of such company's stock.
                      An additional benefit offered to DRIP participants is the
                      right to buy additional shares by sending in a check
                      before the dividend reinvestment date ("optional cash
                      purchases").

                   o  Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer,
                      without using a broker.

                   o  Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is
                      automatically deducted from their checking account each
                      month and used to purchase stock directly from the issuer.

                   Participation in a DRIP, DPP or AIP is voluntary.

                   Insider Risk Employees who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock
                   through a DRIP, or the periodic investments through an AIP.

                   Insider Risk Employees must preclear all optional cash
                   purchases through a DRIP and all purchases through a DPP.
                   Insider Risk Employees must also preclear all sales through a
                   DRIP, DPP or AIP.

RESTRICTED         The Manager of Corporate Compliance will maintain a list (the
LIST               "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for
                   Insider Risk Employees. The Restricted List will not be
                   distributed outside of the office of Corporate Compliance.
                   From time to time, such trading restrictions may be
                   appropriate to protect Mellon and its Insider Risk Employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the
                   Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as
                   confidential information to avoid unwarranted inferences.

                   To assist the Manager of Corporate Compliance in identifying companies that may be appropriate for inclusion on the
                   Restricted List, the department/entity heads in which Insider
                   Risk Employees are employed are required to inform the
                   Manager of Corporate Compliance in writing of any companies they believe should be included on the Restricted List, based upon facts known or readily available to such department
                   heads. Although the reasons for inclusion on the Restricted
                   List may vary, they could typically include the following:

                   o  Mellon is involved as a lender, investor or adviser in a merger, acquisition or financial restructuring involving
                      the company;

                   o  Mellon is involved as a selling shareholder in a public distribution of the company's securities;

                   o  Mellon is involved as an agent in the distribution of the company's securities;

                   o  Mellon has received material nonpublic information on the company;

                   o  Mellon is considering the exercise of significant
                      creditors' rights against the company; or

                   o  The company is a Mellon borrower in Credit Recovery.

                   Department heads of sections in which Insider Risk Employees are employed are also responsible for notifying the Manager of Corporate Compliance in writing of any change in
                   circumstances making it appropriate to remove a company from the Restricted List.

                   The Manager of Corporate Compliance will retain copies of the restricted lists for five years.

CONFIDENTIAL       The Manager of Corporate Compliance will use his or her best
TREATMENT          efforts to assure that all requests for preclearance, all
                   personal securities transaction reports and all reports of securities holdings are treated as "Personal and
                   Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to
                   evaluate compliance with or sanctions under this Policy.

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RESTRICTIONS       Employees who engage in transactions involving Mellon
ON                 securities should be aware of their unique responsibilities
TRANSACTIONS       with respect to such transactions arising from the employment
IN MELLON          relationship and should be sensitive to even the appearance
SECURITIES         of impropriety.

                   The following restrictions apply to all transactions in
                   Mellon's publicly traded securities occurring in the
                   employee's own account and in all other accounts over which the employee could be presumed to exercise influence or
                   control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular
                   officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                   o  Short Sales - Short sales of Mellon securities by
                      employees are prohibited.

                   o  Short Term Trading - Employees are prohibited from
                      purchasing and selling, or from selling and purchasing,
                      Mellon securities within any 60 calendar day period.

                   o  Margin Transactions - Purchases on margin of Mellon's
                      publicly traded securities by employees is prohibited.
                      Margining Mellon securities in connection with a cashless
                      exercise of an employee stock option through the Human
                      Resources Department is exempt from this restriction.
                      Further, Mellon securities may be used to collateralize
                      loans or the acquisition of securities other than those
                      issued by Mellon.

                   o  Option Transactions - Option transactions involving
                      Mellon's publicly traded securities are prohibited.
                      Transactions under Mellon's Long-Term Incentive Plan or
                      other employee option plans are exempt from this
                      restriction.

                   o  Major Mellon Events - Employees who have knowledge of
                      major Mellon events that have not yet been announced are
                      prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the
                      employee believes the event does not constitute material
                      nonpublic information.

                   o  Mellon Blackout Period - Employees are prohibited from
                      buying or selling Mellon's publicly traded securities
                      during a blackout period. The blackout period begins the
                      16th day of the last month of each calendar quarter and
                      ends 3 business days after Mellon Financial Corporation
                      publicly announces the financial results for that quarter.
                      Thus, the blackout periods begin on March 16, June 16,
                      September 16 and December 16. The end of the blackout
                      period is determined by counting business days only, and
                      the day of the earnings announcement is day 1. The
                      blackout period ends at the end of day 3, and employees
                      can trade Mellon securities on day 4.

MELLON             For purposes of the blackout period and the short term
401(K) PLAN        trading rule, employees' changing their existing account
                   balance allocation to increase or decrease the amount
                   allocated to Mellon Common Stock will be treated as a
                   purchase or sale of Mellon Stock, respectively. This means:

                   o  Employees are prohibited from increasing or decreasing
                      their existing account balance allocation to Mellon Common
                      Stock during the blackout period.

                   o  Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are
                      prohibited from decreasing their existing account balance
                      allocation to Mellon Common Stock and then increasing it
                      within 60 days. However, changes to existing account
                      balance allocations in the 401(k) plan will not be
                      compared to transactions in Mellon securities outside the
                      401(k) for purposes of the 60-day rule. (Note: this does
                      not apply to members of the Executive Management Group,
                      who should consult with the Legal Department.)

                   Except for the above there are no other restrictions
                   applicable to the 401(k) plan. This means, for example:

                   o  Employees are not required to preclear any elections or changes made in their 401(k) account.

                   o  There is no restriction on employees' changing their
                      salary deferral contribution percentages with regard to
                      either the blackout period or the 60-day rule.

                   o  The regular salary deferral contribution to Mellon Common
                      Stock in the 401(k) that takes place with each pay will
                      not be considered a purchase for the purposes of either
                      the blackout or the 60-day rule.

MELLON             Receipt - Your receipt of an employee stock option from
EMPLOYEE           Mellon is not deemed to be a purchase of a security.
STOCK OPTIONS      Therefore, it is exempt from preclearance and reporting
                   requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day
                   prohibition.

                   Exercises - The exercise of an employee stock option that
                   results in your holding the shares is exempt from
                   preclearance and reporting requirements, can take place
                   during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                   "Cashless" Exercises - The exercise of an employee stock
                   option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources
                   Department or Chase Mellon Shareholder Services is exempt
                   from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares"
                   transaction is permitted during the blackout period for
                   ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                   Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little
                   time has elapsed between the option exercise and the sale).
                   Thus, such sales are subject to the preclearance and
                   reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day
                   prohibition.

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RESTRICTIONS       Purchases or sales by an employee of the securities of
ON                 issuers with which Mellon does business, or other third party
TRANSACTIONS       issuers, could result in liability on the part of such
IN OTHER           employee. Employees should be sensitive to even the
SECURITIES         appearance of impropriety in connection with their personal securities transactions. Employees should refer to
                   "Beneficial Ownership" below, which is applicable to the
                   following restrictions.

                   The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon.
                   Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and
                   reporting requirements set forth below.

                   The following restrictions apply to all securities
                   transactions by employees:

                   o  Credit, Consulting or Advisory Relationship - Employees
                      may not buy or sell securities of a company if they are
                      considering granting, renewing, modifying or denying any
                      credit facility to that company, acting as a benefits
                      consultant to that company, or acting as an adviser to
                      that company with respect to the company's own securities.
                      In addition, lending employees who have assigned
                      responsibilities in a specific industry group are not
                      permitted to trade securities in that industry. This
                      prohibition does not apply to transactions in open end
                      mutual funds.

                   o  Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees'
                      transactions for their own or related accounts.

                   o  Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative
                      trading, in trading naked options, in trading that could
                      be deemed excessive or in trading that could interfere
                      with an employee's job responsibilities.

                   o  Front Running - Employees may not engage in "front
                      running," that is, the purchase or sale of securities for
                      their own accounts on the basis of their knowledge of
                      Mellon's trading positions or plans.

                   o  Initial Public Offerings - Insider Risk Employees are
                      prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO)
                      without the approval of the Manager of Corporate
                      Compliance. Approval can be given only when the allocation comes through an employee of the issuer who is a direct
                      family relation of the Insider Risk Employee. Due to NASD
                      rules, this approval may not be available to employees of
                      registered broker/dealers.

                   o  Material Nonpublic Information - Employees possessing
                      material nonpublic information regarding any issuer of
                      securities must refrain from purchasing or selling
                      securities of that issuer until the information becomes
                      public or is no longer considered material.

                   o  Private Placements - Insider Risk Employees are prohibited from acquiring any security in a private placement unless
                      they obtain the prior written approval of the Manager of
                      Corporate Compliance and the employee's department head.
                      Approval must be given by both persons for the acquisition to be considered approved. After receipt of the necessary
                      approvals and the acquisition, employees are required to
                      disclose that investment if they participate in any
                      subsequent consideration of credit for the issuer, or of
                      an investment in the issuer for an advised account. Final
                      decision to acquire such securities for an advised account will be subject to independent review.

                   o  Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or
                      Mellon's accounts on the basis of knowledge of customers'
                      trading positions or plans.

                   o  Short Term Trading - All Employees are discouraged from purchasing and selling, or from selling and purchasing,
                      the same (or equivalent) securities within any 60 calendar day period.

PROHIBITION ON     You are prohibited from acquiring any security issued by a
INVESTMENTS        financial services organization if you are:
IN SECURITIES
OF FINANCIAL       o  a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS      o  employed in any of the following departments:

                      -  Corporate Strategy & Development
                      -  Legal (Pittsburgh only)
                      -  Finance (Pittsburgh only)

                   o  an employee specifically designated by the Manager of
                      Corporate Compliance and informed that this prohibition is applicable to you.

                   Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                   -  Commercial Banks other                 -  Thrifts
                      than Mellon                            -  Savings and Loan
                   -  Bank Holding Companies other              Associations
                      than Mellon                            -  Broker/Dealers
                   -  Insurance Companies                    -  Transfer Agents
                   -  Investment Advisory Companies          -  Other Depository
                   -  Shareholder Servicing Companies           Institutions

                   The term "securities issued by a financial services
                   organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial
                   services organization, subsidiaries and parent companies are treated as separate issuers.

                   Effective Date - Securities of financial services
                   organizations properly acquired before the employee's
                   becoming subject to this prohibition may be maintained or
                   disposed of at the owner's discretion consistent with this policy.

                   Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend
                   reinvestment program (DRIP), or through an automatic
                   investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this
                   prohibition.

                   Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts) are not subject to this prohibition.

                   Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate
                   Compliance.

BENEFICIAL         The provisions of the Policy apply to transactions in the
OWNERSHIP          employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                   o  accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                   o  accounts of any other member of the employee's household
                      (e.g., a relative living in the same home);

                   o  trust or other accounts for which the employee acts as
                      trustee or otherwise exercises any type of guidance or
                      influence;

                   o  corporate accounts controlled, directly or indirectly, by the employee;

                   o  arrangements similar to trust accounts that are
                      established for bona fide financial purposes and benefit
                      the employee; and

                   o  any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition
                      of "beneficial owner").

NON-MELLON         The provisions discussed above do not apply to transactions
EMPLOYEE           done under a bona fide employee benefit plan administered by
BENEFIT PLANS      an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a
                   Mellon employee, and in the securities of the employing
                   organization. This means if a Mellon employee's spouse is
                   employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the
                   employer's securities done by the spouse as part of the
                   spouse's employee benefit plan.

                   The Securities Trading Policy does not apply in such a
                   situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of
                   interest and compliance with securities laws.

--------------------------------------------------------------------------------
PROTECTING         As an employee you may receive information about Mellon, its
CONFIDENTIAL       customers and other parties that, for various reasons,
INFORMATION        should be treated as confidential. All employees are
                   expected to strictly comply with measures necessary to
                   preserve the confidentiality of information. Employees
                   should refer to the Mellon Code of Conduct.

INSIDER            Federal securities laws generally prohibit the trading of
TRADING            securities while in possession of "material nonpublic"
AND TIPPING        information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic
LEGAL              information upon which a trade is based (tipping) may also be
PROHIBITIONS       liable.

                   Information is "material" if there is a substantial
                   likelihood that a reasonable investor would consider it
                   important in deciding whether to buy, sell or hold
                   securities. Obviously, information that would affect the
                   market price of a security would be material. Examples of
                   information that might be material include:

                   o  a proposal or agreement for a merger, acquisition or
                      divestiture, or for the sale or purchase of substantial
                      assets;

                   o  tender offers, which are often material for the party
                      making the tender offer as well as for the issuer of the
                      securities for which the tender offer is made;

                   o  dividend declarations or changes;

                   o  extraordinary borrowings or liquidity problems;

                   o  defaults under agreements or actions by creditors,
                      customers or suppliers relating to a company's credit
                      standing;

                   o  earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                   o  pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or
                      discoveries of mineral deposits;

                   o  a proposal or agreement concerning a financial
                      restructuring;

                   o  a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of
                      securities;

                   o  a significant expansion or contraction of operations;

                   o  information about major contracts or increases or
                      decreases in orders;

                   o  the institution of, or a development in, litigation or a regulatory proceeding;

                   o  developments regarding a company's senior management;

                   o  information about a company received from a director of that company; and

                   o  information regarding a company's possible noncompliance with environmental protection laws.

                   This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                   "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public.
                   Information received under circumstances indicating that it is not yet in general circulation and which may be
                   attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                   If you obtain material non-public information you may not
                   trade related securities until you can refer to some public source to show that the information is generally available
                   (that is, available from sources other than inside sources)
                   and that enough time has passed to allow wide dissemination of the information. While information appearing in widely
                   accessible sources--such as in newspapers or on the
                   internet--becomes public very soon after publication,
                   information appearing in less accessible sources--such as
                   regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take
                   longer to become public than would information that is easily understood by the average investor.

MELLON'S           Employees who possess material nonpublic information about a
POLICY             company--whether that company is Mellon, another Mellon
                   entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise
                   investment discretion. In addition, employees may not
                   recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job
                   responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                   Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic
                   information. Receiving such information could create severe limitations on their ability to carry out their
                   responsibilities to Mellon's fiduciary customers.

                   Employees managing the work of consultants and temporary
                   employees who have access to the types of confidential
                   information described in this Policy are responsible for
                   ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                   Questions regarding Mellon's policy on material nonpublic
                   information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS       As a diversified financial services organization, Mellon
ON THE FLOW OF     faces unique challenges in complying with the prohibitions
INFORMATION        on insider trading and tipping of material non-public
WITHIN MELLON      information, and misuse of confidential information. This is
(THE "CHINESE      because one Mellon unit might have material nonpublic
WALL)              information about a company while other Mellon units may
                   have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial
                   services activities without violating laws or breaching
                   Mellon's fiduciary duties, Mellon has established a "Chinese
                   Wall" policy applicable to all employees. The "Chinese Wall"
                   separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                   Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the
                   accounts of others--or provide investment advice (Investment
                   Functions). Employees should refer to CPP 903-2(C) The
                   Chinese Wall. have a desire, or even a fiduciary duty, to
                   buy or sell that company's securities or recommend such
                   purchases or sales to customers. To engage in such
                   broad-ranging financial services activities without
                   violating laws or breaching Mellon's fiduciary duties,
                   Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the Mellon
                   units or individuals that either trade in securities--for
                   Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.

PERSONAL SECURITIES TRADING PRACTICES

SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES

CONTENTS
                                                                            Page

PERSONAL SECURITIES TRADING PRACTICES

   SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES

                  --Prohibition on Investments in Securities of

QUICK REFERENCE - INVESTMENT EMPLOYEES
--------------------------------------------------------------------------------
SOME THINGS        1.  Statement of Accounts and Holdings - Provide to your
YOU MUST DO            Preclearance Compliance Officer a statement of all
                       securities accounts and holdings within 10 days of
                       becoming an Investment Employee, and again annually on
                       request.

                   2.  Duplicate Statements & Confirmations - Instruct your
                       broker, trust account manager or other entity through
                       which you have a securities trading account to send
                       directly to Compliance:

                       o  Trade confirmations summarizing each transaction

                       o  Periodic statements

                       Exhibit A can be used to notify your broker. Contact your
                       designated Preclearance Compliance Officer for the
                       correct address. This applies to all accounts in which
                       you have a beneficial interest.

                   3.  Preclearance - Before initiating a securities
                       transaction, written preclearance must be obtained from
                       the designated Preclearance Compliance Officer. This can
                       be accomplished by completing a Preclearance Request Form
                       and:

                       o  delivering or faxing the request to the designated
                          Preclearance Compliance Officer, or

                       o  contacting the designated Preclearance Compliance
                          Officer for other available notification options.

                       Preclearance Request Forms can be obtained from the
                       designated Preclearance Compliance Officer. If
                       preclearance approval is received the trade must be
                       communicated to the broker on the same day, and executed
                       before the end of the next business day, at which time
                       the preclearance approval will expire.

                   4.  Special Approvals

                       o  Acquisition of securities in a Private Placement must
                          be precleared by the employee's Department/Entity
                          head, the Manager of Corporate Compliance and the
                          designated Preclearance Compliance Officer.

                       o  Acquisition of securities through an allocation by the
                          underwriter of an Initial Public Offering (IPO) is
                          prohibited without the approval of the Manager of
                          Corporate Compliance. Approval can be given only when
                          the allocation is the result of a direct family
                          relationship.

--------------------------------------------------------------------------------
SOME THINGS        Mellon Securities - The following transactions in Mellon
YOU MUST           securities are prohibited for all Mellon Employees:
NOT DO
                   o   Short sales

                   o   Purchasing and selling or selling and purchasing within
                       60 days

                   o   Purchasing or selling during a blackout period o Margin
                       purchases or options other than employee options.

                   Non-Mellon Securities

                   o   Purchasing and selling or selling and purchasing within
                       60 days is discouraged, and any profits must be
                       disgorged.

                   o   New investments in financial services organizations are
                       prohibited for certain employees only - see page 27.

                   Other restrictions are detailed throughout Section Two. Read the Policy!

--------------------------------------------------------------------------------
EXEMPTIONS         Preclearance is NOT required for:

                   o  Purchases or sales of high quality short-term debt
                      instruments, non-financial commodities (such as
                      agricultural futures, metals, oil, gas, etc.), currency
                      futures, financial futures, index futures, index
                      securities, open-end mutual funds, non-affiliated
                      closed-end investment companies, commercial paper; CDs;
                      bankers' acceptances; repurchase agreements; and direct
                      obligations of the government of the United States.)

                   o  Transactions in any account over which the employee has no direct or indirect control over the investment decision
                      making process.

                   o  Transactions that are non-volitional on the part of an
                      employee (such as stock dividends).

                   o  Changes in elections under Mellon's 401(k) Retirement
                      Savings Plan.

                   o  An exercise of an employee stock option administered by
                      Human Resources.

                   o  Automatic reinvestment of dividends under a DRIP or
                      Automatic Investment Plan. (Optional cash purchases under
                      a DRIP or Direct Purchase Plan do require preclearance.

                   o  Sales of securities pursuant to tender offers and sales or exercises of "Rights".(see page 22).

--------------------------------------------------------------------------------
QUESTIONS?         Contact your designated Preclearance Compliance Officer. If you don't know who that is, call 412-234-1661
--------------------------------------------------------------------------------

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

--------------------------------------------------------------------------------
STANDARDS OF       Because of their particular responsibilities, Investment
CONDUCT FOR        Employees are subject to preclearance and personal securities
INVESTMENT         reporting requirements, as discussed below.
EMPLOYEES
                   Every Investment Employee must follow these procedures or
                   risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the
                   Manager of Corporate Compliance. Interpretive issues that
                   arise under these procedures shall be decided by, and are
                   subject to the discretion of, the Manager of Corporate
                   Compliance.

CONFLICT OF        No employee may engage in or recommend any securities
INTEREST           transaction that places, or appears to place, his or her own interests above those of any customer to whom financial
                   services are rendered, including mutual funds and managed
                   accounts, or above the interests of Mellon.

MATERIAL           No employee may divulge the current portfolio positions, or
NONPUBLIC          current or anticipated portfolio transactions, programs or
INFORMATION        studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

                   No employee may engage in or recommend a securities
                   transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in
                   possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS            Trading Accounts - All Investment Employees are encouraged to conduct their personal investing through a Mellon affiliate brokerage account. This will assist in the monitoring of
                   account activity on an ongoing basis in order to ensure
                   compliance with the Policy.

PERSONAL           Statements & Confirmations - All Investment Employees are
SECURITIES         required to instruct their broker, trust account manager or
TRANSACTIONS       other entity through which they have a securities trading
REPORTS            account to submit directly to the Manager of Corporate
                   Compliance or designated Preclearance Compliance Officer
                   copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts.
                   Thus, for example, even if the brokerage account contains
                   only mutual funds or other exempt securities as that term is defined by the Policy and the account has the capability to have reportable securities traded in it, the Investment
                   Employee maintaining such an account must arrange for
                   duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance or designated Preclearance Compliance Officer. Exhibit A is an example of an instruction letter to a broker.

                   Other securities transactions which were not completed
                   through a brokerage account, such as gifts, inheritances,
                   spin-offs from securities held outside brokerage accounts, or other transfers must be reported to the designated
                   Preclearance Compliance Officer within 10 days.

PRECLEARANCE       All Investment Employees must notify the designated
FOR PERSONAL       Preclearance Compliance Officer in writing and receive
SECURITIES         preclearance before they engage in any purchase or sale of a
TRANSACTIONS       security for their own accounts.  Investment Employees should refer to the provisions under "Beneficial Ownership" below, which are applicable to these provisions.

                   All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the designated Preclearance
                   Compliance Officer.

                   The designated Preclearance Compliance Officer will notify the Investment Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

                   Notifications may be given in writing or verbally by the
                   designated Preclearance Compliance Officer to the Investment
                   Employee. A record of such notification will be maintained by the designated Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Employee to
                   obtain a written record of the designated Preclearance
                   Compliance Officer's notification within 48 hours of such
                   notification. The Investment Employee should retain a copy of this written record.

                   As there could be many reasons for preclearance being granted or denied, Investment Employees should not infer from the
                   preclearance response anything regarding the security for
                   which preclearance was requested.

                   Although making a preclearance request does not obligate an
                   Investment Employee to do the transaction, it should be noted
                   that:

                   o  Preclearance requests should not be made for a transaction that the Investment Employee does not intend to make.

                   o  The order for a transaction must be placed with the broker on the same day that preclearance authorization is
                      received. The broker must execute the trade close of
                      business on the next business day, at which time the
                      preclearance authorization will expire.

                   o  Investment Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a
                      preclearance request. If the Investment Employee is
                      preclearing as beneficial owner of another's account, the
                      response may be disclosed to the other owner.

                   o  Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving
                      preclearance authorization must be executed before the
                      preclearance expires. At the end of the preclearance
                      authorization period, any unexecuted Limit Order must be
                      canceled or a new preclearance authorization must be
                      obtained.

BLACKOUT           Except as described below, Investment Employees will not
POLICY             generally be given clearance to execute a transaction in any security that is on the restricted list maintained by their
                   Preclearance Compliance Officer, or for which there is a
                   pending buy or sell order for an affiliated account. This
                   provision does not apply to transactions effected or
                   contemplated by index funds.

                   Exceptions - Regardless of any restrictions above, Investment
                   Employees will generally be given clearance to execute the following transactions:

                   o  Purchase or sale of up to $50,000 of securities of the top
                      200 issuers on the Russell list of largest publicly traded companies.

                   o  Purchase or sale of up to the greater of 100 shares or
                      $10,000 of securities ranked 201 to 500 on the Russell
                      list of largest publicly traded companies.

                   The Investment Employee is limited to two such trades in the securities of any one issuer in any calendar month.

EXEMPTIONS         Preclearance is not required for the following transactions:
FROM
REQUIREMENT        o  Purchases or sales of Exempt Securities (direct
TO PRECLEAR           obligations of the government of the United States; high
                      quality short-term debt instruments; bankers' acceptances;
                      CDs; commercial paper; repurchase agreements; and
                      securities issued by open-end investment companies);

                   o  Purchases or sales of non-affiliated closed-end investment companies; non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures,
                      financial futures, index futures and index securities;

                   o  Purchases or sales effected in any account over which an employee has no direct or indirect control over the
                      investment decision making process (e.g., discretionary
                      trading accounts). Discretionary trading accounts may only be maintained, without being subject to preclearance
                      procedures, when the Manager of Corporate Compliance,
                      after a thorough review, is satisfied that the account is
                      truly discretionary;

                   o  Transactions that are non-volitional on the part of an
                      employee (such as stock dividends);

                   o  The sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human
                      Resources Department (for which the Human Resources
                      Department will forward information to the Manager of
                      Corporate Compliance);

                   o  Changes to elections in the Mellon 401(k) plan;

                   o  Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of
                      securities, to the extent such rights were acquired from
                      such issuer;

                   o  Sales of rights acquired from an issuer, as described
                      above; and/or

                   o  Sales effected pursuant to a bona fide tender offer.

GIFTING OF         Investment Employees desiring to make a bona fide gift of
SECURITIES         securities or who receive a bona fide gift of securities do not need to preclear the transaction. However, Investment
                   Employees must report such bona fide gifts to the Manager of
                   Corporate Compliance. The report must be made within 10 days of making or receiving the gift and must disclose the
                   following information: the name of the person receiving
                   (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive
                   anything of monetary value in return. An Investment Employee who purchases a security with the intention of making a gift must preclear the purchase transaction.

DRIPS, DPPS        Certain companies with publicly traded securities establish:
AND AIPS
                   o  Dividend Reinvestment Plans (DRIPs) - These permit
                      shareholders to have their dividend payments channeled to
                      the purchase of additional shares of such company's stock.
                      An additional benefit offered to DRIP participants is the
                      right to buy additional shares by sending in a check
                      before the dividend reinvestment date ("optional cash
                      purchases").

                   o  Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer,
                      without using a broker.

                   o  Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is
                      automatically deducted from their checking account each
                      month and used to purchase stock directly from the issuer.

                   Participation in a DRIP, DPP or AIP is voluntary.

                   Investment Employees who enroll in a DRIP or AIP are not
                   required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock
                   through a DRIP, or the periodic investments through an AIP.

                   Investment Employees must preclear all optional cash
                   purchases through a DRIP and all purchases through a DPP.
                   Investment Employees must also preclear all sales through a
                   DRIP, DPP or AIP.

STATEMENT OF       Within ten days of receiving this Policy and on an annual
SECURITIES         basis thereafter, all Investment Employees must submit to the
ACCOUNTS AND       Manager of Corporate Compliance:
HOLDINGS
                   o  a listing of all securities trading accounts in which the employee has a beneficial interest.

                   o  a statement of all securities in which they presently have any direct or indirect beneficial ownership other than
                      Exempt Securities, as defined in the Glossary.

                   The annual report must be completed upon the request of
                   Corporate Compliance, and the information submitted must be current within 30 days of the date the report is submitted.
                   The annual statement of securities holdings contains an
                   acknowledgment that the Investment Employee has read and
                   complied with this Policy.

RESTRICTED         Each Preclearance Compliance Officer will maintain a list
LIST               (the "Restricted List") of companies whose securities are
                   deemed appropriate for implementation of trading restrictions for Investment Employees in their area. From time to time, such trading restrictions may be appropriate to protect
                   Mellon and its Investment Employees from potential
                   violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List
                   provides no indication of the advisability of an investment in the company's securities or the existence of material
                   nonpublic information on the company. Nevertheless, the
                   contents of the Restricted List will be treated as
                   confidential information in order to avoid unwarranted
                   inferences.

                   The Preclearance Compliance Officer will retain copies of the restricted lists for five years.

CONFIDENTIAL       The Manager of Corporate Compliance and/or Preclearance
TREATMENT          Compliance Officer will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such
                   documents will be available for inspection by appropriate
                   regulatory agencies, and by other parties within and outside
                   Mellon as are necessary to evaluate compliance with or
                   sanctions under this Policy. Documents received from
                   Investment Employees are also available for inspection by the boards of directors of 40-Act entities and by the boards of directors (or trustees or managing general partners, as
                   applicable) of the investment companies managed or
                   administered by 40-Act entities.

--------------------------------------------------------------------------------
RESTRICTIONS       Investment Employees who engage in transactions involving
ON                 Mellon securities should be aware of their unique
TRANSACTIONS       responsibilities with respect to such transactions arising
IN MELLON          from the employment relationship and should be sensitive to
SECURITIES         even the appearance of impropriety.

                   The following restrictions apply to all transactions in
                   Mellon's publicly traded securities occurring in the
                   employee's own account and in all other accounts over which the employee could be presumed to exercise influence or
                   control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular
                   officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                   o  Short Sales - Short sales of Mellon securities by
                      employees are prohibited.

                   o  Short Term Trading - Investment Employees are prohibited from purchasing and selling, or from selling and
                      purchasing Mellon securities within any 60 calendar day
                      period. In addition to any other sanction, any profits
                      realized on such short term trades must be disgorged in
                      accordance with procedures established by senior
                      management.

                   o  Margin Transactions - Purchases on margin of Mellon's
                      publicly traded securities by employees is prohibited.
                      Margining Mellon securities in connection with a cashless
                      exercise of an employee stock option through the Human
                      Resources Department is exempt from this restriction.
                      Further, Mellon securities may be used to collateralize
                      loans or the acquisition of securities other than those
                      issued by Mellon.

                   o  Option Transactions - Option transactions involving
                      Mellon's publicly traded securities are prohibited.
                      Transactions under Mellon's Long-Term Incentive Plan or
                      other employee option plans are exempt from this
                      restriction.

                   o  Major Mellon Events - Employees who have knowledge of
                      major Mellon events that have not yet been announced are
                      prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the
                      employee believes the event does not constitute material
                      nonpublic information.

                   o  Mellon Blackout Period - Employees are prohibited from
                      buying or selling Mellon's publicly traded securities
                      during a blackout period. The blackout period begins the
                      16th day of the last month of each calendar quarter and
                      ends 3 business days after Mellon Financial Corporation
                      publicly announces the financial results for that quarter.
                      Thus, the blackout periods begin on March 16, June 16,
                      September 16 and December 16. The end of the blackout
                      period is determined by counting business days only, and
                      the day of the earnings announcement is day 1. The
                      blackout period ends at the end of day 3, and employees
                      can trade Mellon securities on day 4.

MELLON             For purposes of the blackout period and the short term
401(K) PLAN        trading rule, employees' changing their existing account
                   balance allocation to increase or decrease the amount
                   allocated to Mellon Common Stock will be treated as a
                   purchase or sale of Mellon Stock, respectively. This means:

                   o  Employees are prohibited from increasing or decreasing
                      their existing account balance allocation to Mellon Common
                      Stock during the blackout period.

                   o  Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are
                      prohibited from decreasing their existing account balance
                      allocation to Mellon Common Stock and then increasing it
                      within 60 days. However:

                      -  with respect to Investment Employees, any profits
                         realized on short term changes in the 401(k) will not
                         have to be disgorged.

                      -  changes to existing account balance allocations in the
                         401(k) plan will not be compared to transactions in
                         Mellon securities outside the 401(k) for purposes of
                         the 60-day rule. (Note: this does not apply to members
                         of the Executive Management Group, who should consult
                         with the Legal Department.)

                   Except for the above there are no other restrictions
                   applicable to the 401(k) plan. This means, for example:

                   o  Employees are not required to preclear any elections or changes made in their 401(k) account.

                   o  There is no restriction on employees' changing their
                      salary deferral contribution percentages with regard to
                      either the blackout period or the 60-day rule.

                   o  The regular salary deferral contribution to Mellon Common
                      Stock in the 401(k) that takes place with each pay will
                      not be considered a purchase for the purposes of either
                      the blackout or the 60-day rule.

MELLON             Receipt - Your receipt of an employee stock option from
EMPLOYEE           Mellon is not deemed to be a purchase of a security.
STOCK OPTIONS      Therefore, it is exempt from preclearance and reporting
                   requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day
                   prohibition.

                   Exercises - The exercise of an employee stock option that
                   results in your holding the shares is exempt from
                   preclearance and reporting requirements, can take place
                   during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                   "Cashless" Exercises - The exercise of an employee stock
                   option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources
                   Department or Chase Mellon Shareholder Services is exempt
                   from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares"
                   transaction is permitted during the blackout period for
                   ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                   Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little
                   time has elapsed between the option exercise and the sale).
                   Thus, such sales are subject to the preclearance and
                   reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day
                   prohibition.

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RESTRICTIONS       Purchases or sales by an employee of the securities of
ON                 issuers with which Mellon does business, or other third party
TRANSACTIONS       issuers, could result in liability on the part of such
IN OTHER           employee. Employees should be sensitive to even the
SECURITIES         appearance of impropriety in connection with their personal securities transactions. Employees should refer to
                   "Beneficial Ownership" below, which is applicable to the
                   following restrictions.

                   The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon.
                   Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and
                   reporting requirements set forth below.

                   The following restrictions apply to all securities
                   transactions by employees:

                   o  Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees'
                      transactions for their own or related accounts.

                   o  Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative
                      trading, in trading naked options, in trading that could
                      be deemed excessive or in trading that could interfere
                      with an employee's job responsibilities.

                   o  Front Running - Employees may not engage in "front
                      running," that is, the purchase or sale of securities for
                      their own accounts on the basis of their knowledge of
                      Mellon's trading positions or plans.

                   o  Initial Public Offerings - Investment Employees are
                      prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO)
                      without the approval of the Manager of Corporate
                      Compliance. Approval can be given only when the allocation comes through an employee of the issuer who is a direct
                      family relation of the Investment Employee. Due to NASD
                      rules, this approval may not be available to employees of
                      registered broker/dealers.

                   o  Material Nonpublic Information - Employees possessing
                      material nonpublic information regarding any issuer of
                      securities must refrain from purchasing or selling
                      securities of that issuer until the information becomes
                      public or is no longer considered material.

                   o  Private Placements - Investment Employees are prohibited from acquiring any security in a private placement unless
                      they obtain the prior written approval of the Manager of
                      Corporate Compliance, the designated Preclearance
                      Compliance Officer and the Investment Employee's
                      department head. Approval must be given by all three
                      persons for the acquisition to be considered approved.
                      After receipt of the necessary approvals and the
                      acquisition, Investment Employees are required to disclose that investment if they participate in any subsequent
                      consideration of credit for the issuer, or of an
                      investment in the issuer for an advised account. Final
                      decision to acquire such securities for an advised account will be subject to independent review.

                   o  Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or
                      Mellon's accounts on the basis of knowledge of customers'
                      trading positions or plans.

                   o  Short Term Trading - All Employees are discouraged from purchasing and selling, or from selling and purchasing,
                      the same (or equivalent) securities within any 60 calendar day period. With respect to Investment Employees, any
                      profits realized on such short term trades must be
                      disgorged in accordance with procedures established by
                      senior management. Exception: securities may be sold
                      pursuant to a bona fide tender offer without disgorgement
                      under the 60-day rule.

PROHIBITION ON     You are prohibited from acquiring any security issued by a
INVESTMENTS IN     financial services organization if you are:
SECURITIES OF
FINANCIAL          o  a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS      o  employed in any of the following departments:

                      -  Corporate Strategy & Development
                      -  Legal (Pittsburgh only)
                      -  Finance (Pittsburgh only)

                   o  an employee specifically designated by the Manager of
                      Corporate Compliance and informed that this prohibition is applicable to you.

                   Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                   -  Commercial Banks other                 -  Thrifts
                      than Mellon                            -  Savings and Loan
                   -  Bank Holding Companies other              Associations
                      than Mellon                            -  Broker/Dealers
                   -  Insurance Companies                    -  Transfer Agents
                   -  Investment Advisory Companies          -  Other Depository
                   -  Shareholder Servicing Companies           Institutions

                   The term "securities issued by a financial services
                   organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial
                   services organization, subsidiaries and parent companies are treated as separate issuers.

                   Effective Date - Securities of financial services
                   organizations properly acquired before the employee's
                   becoming subject to this prohibition may be maintained or
                   disposed of at the owner's discretion consistent with this policy.

                   Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend
                   reinvestment program (DRIP), or through an automatic
                   investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this
                   prohibition.

                   Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                   Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate
                   Compliance.

BENEFICIAL         The provisions of the Policy apply to transactions in the
OWNERSHIP          employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                   o  accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                   o  accounts of any other member of the employee's household
                      (e.g., a relative living in the same home);

                   o  trust or other accounts for which the employee acts as
                      trustee or otherwise exercises any type of guidance or
                      influence;

                   o  corporate accounts controlled, directly or indirectly, by the employee;

                   o  arrangements similar to trust accounts that are
                      established for bona fide financial purposes and benefit
                      the employee; and

                   o  any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition
                      of "beneficial owner").

NON-MELLON         The provisions discussed above do not apply to transactions
EMPLOYEE           done under a bona fide employee benefit plan administered by
BENEFIT PLANS      an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a
                   Mellon employee, and in the securities of the employing
                   organization. This means if a Mellon employee's spouse is
                   employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the
                   employer's securities done by the spouse as part of the
                   spouse's employee benefit plan.

                   The Securities Trading Policy does not apply in such a
                   situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of
                   interest and compliance with securities laws.

--------------------------------------------------------------------------------
PROTECTING         As an employee you may receive information about Mellon, its
CONFIDENTIAL       customers and other parties that, for various reasons, should
INFORMATION        be treated as confidential.  All employees are expected to strictly comply with measures necessary to preserve the
                   confidentiality of information. Employees should refer to the
                   Mellon Code of Conduct.

INSIDER            Federal securities laws generally prohibit the trading of
TRADING AND        securities while in possession of "material nonpublic"
TIPPING            information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic
LEGAL              information upon which a trade is based (tipping) may also be
PROHIBITIONS       liable.

                   Information is "material" if there is a substantial
                   likelihood that a reasonable investor would consider it
                   important in deciding whether to buy, sell or hold
                   securities. Obviously, information that would affect the
                   market price of a security would be material. Examples of
                   information that might be material include:

                   o  a proposal or agreement for a merger, acquisition or
                      divestiture, or for the sale or purchase of substantial
                      assets;

                   o  tender offers, which are often material for the party
                      making the tender offer as well as for the issuer of the
                      securities for which the tender offer is made;

                   o  dividend declarations or changes;

                   o  extraordinary borrowings or liquidity problems;

                   o  defaults under agreements or actions by creditors,
                      customers or suppliers relating to a company's credit
                      standing;

                   o  earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                   o  pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or
                      discoveries of mineral deposits;

                   o  a proposal or agreement concerning a financial
                      restructuring;

                   o  a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of
                      securities;

                   o  a significant expansion or contraction of operations;

                   o  information about major contracts or increases or
                      decreases in orders;

                   o  the institution of, or a development in, litigation or a regulatory proceeding;

                   o  developments regarding a company's senior management;

                   o  information about a company received from a director of that company; and

                   o  information regarding a company's possible noncompliance with environmental protection laws.

                   This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                   "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public.
                   Information received under circumstances indicating that it is not yet in general circulation and which may be
                   attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                   If you obtain material non-public information you may not
                   trade related securities until you can refer to some public source to show that the information is generally available
                   (that is, available from sources other than inside sources)
                   and that enough time has passed to allow wide dissemination of the information. While information appearing in widely
                   accessible sources--such as in newspapers or on the
                   internet--becomes public very soon after publication,
                   information appearing in less accessible sources--such as
                   regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take
                   longer to become public than would information that is easily understood by the average investor.

MELLON'S           Employees who possess material nonpublic information about a
POLICY             company--whether that company is Mellon, another Mellon
                   entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise
                   investment discretion. In addition, employees may not
                   recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job
                   responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                   Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic
                   information. Receiving such information could create severe limitations on their ability to carry out their
                   responsibilities to Mellon's fiduciary customers.

                   Employees managing the work of consultants and temporary
                   employees who have access to the types of confidential
                   information described in this Policy are responsible for
                   ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                   Questions regarding Mellon's policy on material nonpublic
                   information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS       As a diversified financial services organization, Mellon
ON THE FLOW OF     faces unique challenges in complying with the prohibitions
INFORMATION        on insider trading and tipping of material non-public
WITHIN MELLON      information, and misuse of confidential information. This is
(THE "CHINESE      because one Mellon unit might have material nonpublic
WALL")             information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that
                   company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's
                   fiduciary duties, Mellon has established a "Chinese Wall"
                   policy applicable to all employees. The "Chinese Wall"
                   separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                   Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment
                   Functions). Employees should refer to CPP 903-2(C) The
                   Chinese Wall.

--------------------------------------------------------------------------------
SPECIAL            Certain Portfolio Managers and Research Analysts in the
PROCEDURES         fiduciary businesses have been designated as Access Decision
FOR ACCESS         Makers and are subject to additional procedures which are
DECISION           discussed in a separate edition of the Securities Trading
MAKERS             Policy. If you have reason to believe that you may be an
                   Access Decision Maker, contact your supervisor, designated
                   Preclearance Compliance Officer or the Manager of Corporate
                   Compliance.

PERSONAL SECURITIES TRADING PRACTICES

SECTION THREE - APPLICABLE TO OTHER EMPLOYEES

CONTENTS
                                                                            Page

PERSONAL SECURITIES TRADING PRACTICES

   SECTION THREE - APPLICABLE TO OTHER EMPLOYEES

                      Financial Services Organizations

QUICK REFERENCE - OTHER EMPLOYEES

--------------------------------------------------------------------------------
SOME THINGS        o  If you buy or sell Mellon Financial Corporation securities
YOU MUST DO           you must provide a report of the trade and a copy of the
                      broker confirmation within 10 days of transaction to the
                      Manager of Corporate Compliance, AIM 151-4340. This does
                      not apply to the exercise of employee stock options, or
                      changes in elections under Mellon's 401(k) Retirement
                      Savings Plan.

                   o  If you want to purchase any security in a Private
                      Placement you must first obtain the approval of your
                      Department/Entity head and the Manager of Corporate
                      Compliance. Contact the Manager of Corporate Compliance at
                      412-234-0810.

                   o  Acquisition of securities through an allocation by the
                      underwriter of an Initial Public Offering (IPO) is
                      prohibited without the approval of the Manager of
                      Corporate Compliance. Approval can be given only when the
                      allocation is the result of a direct family relationship.

                   o  For Employees who are subject to the prohibition on new investments in financial services organizations (certain
                      employees only - see page 38), broker must send directly
                      to MANAGER OF CORPORATE COMPLIANCE, MELLON BANK, PO BOX
                      3130, PITTSBURGH, PA 15230-3130:

                      o  Broker trade confirmations summarizing each transaction

                      o  Periodic statements

                   Exhibit A can be used to notify your broker of all accounts for which your broker will be responsible for sending
                   duplicate confirmations and statements.

--------------------------------------------------------------------------------
SOME THINGS        Mellon Securities - The following transactions in Mellon
YOU MUST           securities are prohibited for all Mellon employees:
NOT DO
                   o  Short sales

                   o  Purchasing and selling or selling and purchasing within 60 days

                   o  Purchasing or selling during a blackout period

                   o  Margin purchases or options other than employee options.

                   Non-Mellon Securities

                   o  New investments in financial services organizations
                      (certain employees only - see page 38.)

                   Other restrictions are detailed throughout Section Three.
                   Read the Policy!
                   ===============

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QUESTIONS?         (412) 234-1661
--------------------------------------------------------------------------------

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

--------------------------------------------------------------------------------
STANDARDS          Every Other Employee must follow these procedures or risk
OF CONDUCT         serious sanctions, including dismissal. If you have any
FOR OTHER          questions about these procedures you should consult the
EMPLOYEES          Manager of Corporate Compliance. Interpretive issues that
                   arise under these procedures shall be decided by, and are
                   subject to the discretion of, the Manager of Corporate
                   Compliance.

CONFLICT OF        No employee may engage in or recommend any securities
INTEREST           transaction that places, or appears to place, his or her
                   own interests above those of any customer to whom financial services are rendered, including mutual funds and managed
                   accounts, or above the interests of Mellon.

MATERIAL           No employee may engage in or recommend a securities
NONPUBLIC          transaction, for his or her own benefit or for the benefit
INFORMATION        of others, including Mellon or its customers, while in
                   possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS            Trading Accounts - All employees are encouraged to conduct their personal investing through a Mellon affiliate brokerage account.

PERSONAL           Other Employees must report in writing to the Manager of
SECURITIES         Corporate Compliance within ten calendar days whenever they
TRANSACTIONS       purchase or sell Mellon securities. Purchases and sales
REPORTS            include optional cash purchases under Mellon's Dividend
                   Reinvestment and Common Stock Purchase Plan (the "Mellon
                   DRIP").

                   It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's 401(k)
                   Retirement Savings Plan, the receipt of stock under Mellon's
                   Restricted Stock Award Plan, and the receipt or exercise of options under Mellon's employee stock option plans are not considered purchases or sales for the purpose of this
                   reporting requirement.

BROKERAGE          Certain Other Employees are subject to the restriction on
ACCOUNT            investments in financial services organizations and are
STATEMENTS         required to instruct their brokers to send statements
                   directly to Corporate Compliance.  See page 38.

                   An example of an instruction letter to a broker is contained in Exhibit A.

CONFIDENTIAL       The Manager of Corporate Compliance will use his or her best
TREATMENT          efforts to assure that all personal securities transaction reports and all reports of securities holdings are treated as
                   "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are
                   necessary to evaluate compliance with or sanctions under this
                   Policy.

--------------------------------------------------------------------------------
RESTRICTIONS       Employees who engage in transactions involving Mellon
ON                 securities should be aware of their unique responsibilities
TRANSACTIONS       with respect to such transactions arising from the employment
IN MELLON          relationship and should be sensitive to even the appearance
SECURITIES         of impropriety.

                   The following restrictions apply to all transactions in
                   Mellon's publicly traded securities occurring in the
                   employee's own account and in all other accounts over which the employee could be expected to exercise influence or
                   control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular
                   officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934). o Short Sales -
                   Short sales of Mellon securities by employees are prohibited.

                   o  Short Term Trading - Employees are prohibited from
                      purchasing and selling, or from selling and purchasing
                      Mellon securities within any 60 calendar day period.

                   o  Margin Transactions - Purchases on margin of Mellon's
                      publicly traded securities by employees is prohibited.
                      Margining Mellon securities in connection with a cashless
                      exercise of an employee stock option through the Human
                      Resources Department is exempt from this restriction.
                      Further, Mellon securities may be used to collateralize
                      loans or the acquisition of securities other than those
                      issued by Mellon.

                   o  Option Transactions - Option transactions involving
                      Mellon's publicly traded securities are prohibited.
                      Transactions under Mellon's Long-Term Incentive Plan or
                      other employee option plans are exempt from this
                      restriction.

                   o  Major Mellon Events - Employees who have knowledge of
                      major Mellon events that have not yet been announced are
                      prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the
                      employee believes the event does not constitute material
                      nonpublic information.

                   o  Mellon Blackout Period - Employees are prohibited from
                      buying or selling Mellon's publicly traded securities
                      during a blackout period. The blackout period begins the
                      16th day of the last month of each calendar quarter and
                      ends 3 business days after Mellon Financial Corporation
                      publicly announces the financial results for that quarter.
                      Thus, the blackout periods begin on March 16, June 16,
                      September 16 and December 16. The end of the blackout
                      period is determined by counting business days only, and
                      the day of the earnings announcement is day 1. The
                      blackout period ends at the end of day 3, and employees
                      can trade Mellon securities on day 4.

MELLON             For purposes of the blackout period and the short term
401(K) PLAN        trading rule, employees' changing their existing account
                   balance allocation to increase or decrease the amount
                   allocated to Mellon Common Stock will be treated as a
                   purchase or sale of Mellon Stock, respectively. This means:

                   o  Employees are prohibited from increasing or decreasing
                      their existing account balance allocation to Mellon Common
                      Stock during the blackout period.

                   o  Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are
                      prohibited from decreasing their existing account balance
                      allocation to Mellon Common Stock and then increasing it
                      within 60 days. However, changes to existing account
                      balance allocations in the 401(k) plan will not be
                      compared to transactions in Mellon securities outside the
                      401(k) for purposes of the 60-day rule. (Note: this does
                      not apply to members of the Executive Management Group,
                      who should consult with the Legal Department.)

                   Except for the above there are no other restrictions
                   applicable to the 401(k) plan. This means, for example:

                   o  There is no restriction on employees' changing their
                      salary deferral contribution percentages with regard to
                      either the blackout period or the 60-day rule.

                   o  The regular salary deferral contribution to Mellon Common
                      Stock in the 401(k) that takes place with each pay will
                      not be considered a purchase for the purposes of either
                      the blackout or the 60-day rule.

MELLON             Receipt - Your receipt of an employee stock option from
EMPLOYEE           Mellon is not deemed to be a purchase of a security.
STOCK OPTIONS      Therefore, it is exempt from reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                   Exercises - The exercise of an employee stock option that
                   results in your holding the shares is exempt from reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day
                   prohibition.

                   "Cashless" Exercises - The exercise of an employee stock
                   option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources
                   Department or Chase Mellon Shareholder Services is exempt
                   from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares"
                   transaction is permitted during the blackout period for
                   ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                   Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little
                   time has elapsed between the option exercise and the sale).
                   Thus, such sales are subject to the reporting requirements, are prohibited during the blackout period and constitute
                   sales for purposes of the 60-day prohibition.

--------------------------------------------------------------------------------
RESTRICTIONS       Purchases or sales by an employee of the securities of
ON                 issuers with which Mellon does business, or other third
TRANSACTIONS       party issuers, could result in liability on the part of
IN OTHER           such employee. Employees should be sensitive to even the
SECURITIES         appearance of impropriety in connection with their personal securities transactions. Employees should refer to
                   "Beneficial Ownership" below, which is applicable to the
                   following restrictions.

                   The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon.
                   Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and
                   reporting requirements set forth below.

                   The following restrictions apply to all securities
                   transactions by employees:

                   o  Credit, Consulting or Advisory Relationship - Employees
                      may not buy or sell securities of a company if they are
                      considering granting, renewing, modifying or denying any
                      credit facility to that company, acting as a benefits
                      consultant to that company, or acting as an adviser to
                      that company with respect to the company's own securities.
                      In addition, lending employees who have assigned
                      responsibilities in a specific industry group are not
                      permitted to trade securities in that industry. This
                      prohibition does not apply to transactions in open end
                      mutual funds.

                   o  Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees'
                      transactions for their own or related accounts.

                   o  Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative
                      trading, in trading naked options, in trading that could
                      be deemed excessive or in trading that could interfere
                      with an employee's job responsibilities.

                   o  Front Running - Employees may not engage in "front
                      running," that is, the purchase or sale of securities for
                      their own accounts on the basis of their knowledge of
                      Mellon's trading positions or plans.

                   o  Initial Public Offerings - Other Employees are prohibited from acquiring securities through an allocation by the
                      underwriter of an Initial Public Offering (IPO) without
                      the approval of the Manager of Corporate Compliance.
                      Approval can be given only when the allocation comes
                      through an employee of the issuer who is a direct family
                      relation of the Other Employee. Due to NASD rules, this
                      approval may not be available to employees of registered
                      broker/dealers.

                   o  Material Nonpublic Information - Employees possessing
                      material nonpublic information regarding any issuer of
                      securities must refrain from purchasing or selling
                      securities of that issuer until the information becomes
                      public or is no longer considered material.

                   o  Private Placements - Other Employees are prohibited from acquiring any security in a private placement unless they
                      obtain the prior written approval of the Manager of
                      Corporate Compliance and the employee's department head.
                      Approval must be given by both persons for the acquisition to be considered approved. After receipt of the necessary
                      approvals and the acquisition, employees are required to
                      disclose that investment if they participate in any
                      subsequent consideration of credit for the issuer, or of
                      an investment in the issuer for an advised account. Final
                      decision to acquire such securities for an advised account will be subject to independent review.

                   o  Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or
                      Mellon's accounts on the basis of knowledge of customers'
                      trading positions or plans.

                   o  Short Term Trading - Employees are discouraged from
                      purchasing and selling, or from selling and purchasing,
                      the same (or equivalent) securities within any 60 calendar day period.

PROHIBITION ON     You are prohibited from acquiring any security issued by a
INVESTMENTS IN     financial services organization if you are:
SECURITIES OF
FINANCIAL          o  a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS      o  employed in any of the following departments:

                      -  Corporate Strategy & Development
                      -  Legal (Pittsburgh only)
                      -  Finance (Pittsburgh only)

                   o  an employee specifically designated by the Manager of
                      Corporate Compliance and informed that this prohibition is applicable to you.

                   Brokerage Accounts - All employees subject to this
                   restriction on investments in financial services
                   organizations are required to instruct their brokers to
                   submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts.
                   Thus, for example, even if the brokerage account has no
                   reportable securities traded in it, the employee maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the
                   Manager of Corporate Compliance. An example of an instruction letter to a broker is contained in Exhibit A.

                   Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                   -  Commercial Banks other                 -  Thrifts
                      than Mellon                            -  Savings and Loan
                   -  Bank Holding Companies                    Associations
                      other than Mellon                      -  Broker/Dealers
                   -  Insurance Companies                    -  Transfer Agents
                   -  Investment Advisory Companies          -  Other Depository
                   -  Shareholder Servicing Companies           Institutions

                   The term "securities issued by a financial services
                   organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial
                   services organization, subsidiaries and parent companies are treated as separate issuers.

                   Effective Date - Securities of financial services
                   organizations properly acquired before the employee's
                   becoming subject to this prohibition may be maintained or
                   disposed of at the owner's discretion consistent with this policy.

                   Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend
                   reinvestment program (DRIP), or through an automatic
                   investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this
                   prohibition.

                   Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                   Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate
                   Compliance.

BENEFICIAL         The provisions of the Policy apply to transactions in the
OWNERSHIP          employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                   o  accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                   o  accounts of any other member of the employee's household
                      (e.g., a relative living in the same home);

                   o  trust or other accounts for which the employee acts as
                      trustee or otherwise exercises any type of guidance or
                      influence;

                   o  corporate accounts controlled, directly or indirectly, by the employee;

                   o  arrangements similar to trust accounts that are
                      established for bona fide financial purposes and benefit
                      the employee; and

                   o  any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition
                      of "beneficial owner").

NON-MELLON         The provisions discussed above do not apply to transactions
EMPLOYEE           done under a bona fide employee benefit plan administered by
BENEFIT PLANS      an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a
                   Mellon employee, and in the securities of the employing
                   organization. This means if a Mellon employee's spouse is
                   employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the
                   employer's securities done by the spouse as part of the
                   spouse's employee benefit plan.

                   The Securities Trading Policy does not apply in such a
                   situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of
                   interest and compliance with securities laws.

--------------------------------------------------------------------------------
PROTECTING         As an employee you may receive information about Mellon, its
CONFIDENTIAL       customers and other parties that, for various reasons, should
INFORMATION        be treated as confidential.  All employees are expected to strictly comply with measures necessary to preserve the
                   confidentiality of information. Employees should refer to the
                   Mellon Code of Conduct.

INSIDER            Federal securities laws generally prohibit the trading of
TRADING AND        securities while in possession of "material nonpublic"
TIPPING            information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic
LEGAL              information upon which a trade is based (tipping) may also be
PROHIBITIONS       liable.

                   Information is "material" if there is a substantial
                   likelihood that a reasonable investor would consider it
                   important in deciding whether to buy, sell or hold
                   securities. Obviously, information that would affect the
                   market price of a security would be material. Examples of
                   information that might be material include:

                   o  a proposal or agreement for a merger, acquisition or
                      divestiture, or for the sale or purchase of substantial
                      assets;

                   o  tender offers, which are often material for the party
                      making the tender offer as well as for the issuer of the
                      securities for which the tender offer is made;

                   o  dividend declarations or changes;

                   o  extraordinary borrowings or liquidity problems;

                   o  defaults under agreements or actions by creditors,
                      customers or suppliers relating to a company's credit
                      standing;

                   o  earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                   o  pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or
                      discoveries of mineral deposits;

                   o  a proposal or agreement concerning a financial
                      restructuring;

                   o  a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of
                      securities;

                   o  a significant expansion or contraction of operations;

                   o  information about major contracts or increases or
                      decreases in orders;

                   o  the institution of, or a development in, litigation or a regulatory proceeding;

                   o  developments regarding a company's senior management;

                   o  information about a company received from a director of that company; and

                   o  information regarding a company's possible noncompliance with environmental protection laws.

                   This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                   "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public.
                   Information received under circumstances indicating that it is not yet in general circulation and which may be
                   attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                   If you obtain material non-public information you may not
                   trade related securities until you can refer to some public source to show that the information is generally available
                   (that is, available from sources other than inside sources)
                   and that enough time has passed to allow wide dissemination of the information. While information appearing in widely
                   accessible sources--such as in newspapers or on the
                   internet--becomes public very soon after publication,
                   information appearing in less accessible sources--such as
                   regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take
                   longer to become public than would information that is easily understood by the average investor.

MELLON'S           Employees who possess material nonpublic information about a
POLICY             company--whether that company is Mellon, another Mellon
                   entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise
                   investment discretion. In addition, employees may not
                   recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job
                   responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                   Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic
                   information. Receiving such information could create severe limitations on their ability to carry out their
                   responsibilities to Mellon's fiduciary customers.

                   Employees managing the work of consultants and temporary
                   employees who have access to the types of confidential
                   information described in this Policy are responsible for
                   ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                   Questions regarding Mellon's policy on material nonpublic
                   information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS       As a diversified financial services organization, Mellon
ON THE FLOW OF     faces unique challenges in complying with the prohibitions
INFORMATION        on insider trading and tipping of material non-public
WITHIN MELLON      information, and misuse of confidential information. This
(THE "CHINESE      is because one Mellon unit might have material nonpublic
WALL")             information about a company while other Mellon units may
                   have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's
                   fiduciary duties, Mellon has established a "Chinese Wall"
                   policy applicable to all employees. The "Chinese Wall"
                   separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                   Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment
                   Functions). Employees should refer to CPP 903-2(C) The
                   Chinese Wall.

--------------------------------------------------------------------------------
GLOSSARY

DEFINITIONS        o  40-ACT ENTITY - A Mellon entity registered under the
                      Investment Company Act and/or the Investment Advisers Act
                      of 1940

                   o  ACCESS DECISION MAKER - A person designated as such by the
                      Investment Ethics Committee. Generally, this will be
                      portfolio managers and research analysts who make
                      recommendations or decisions regarding the purchase or
                      sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

                   o  ACCESS PERSON - As defined by Rule 17j-1 under the
                      Investment Company Act of 1940, "access person" means:

                      (A)  With respect to a registered investment company or an investment adviser thereof, any director, officer,
                           general partner, or advisory person (see definition
                           below), of such investment company or investment
                           adviser;

                      (B)  With respect to a principal underwriter, any
                           director, officer, or general partner of such
                           principal underwriter who in the ordinary course of
                           his business makes, participates in or obtains
                           information regarding the purchase or sale of
                           securities for the registered investment company for
                           which the principal underwriter so acts, or whose
                           functions or duties as part of the ordinary course of
                           his business relate to the making of any
                           recommendations to such investment company regarding
                           the purchase or sale of securities.

                      (C)  Notwithstanding the provisions of paragraph (A)
                           hereinabove, where the investment adviser is
                           primarily engaged in a business or businesses other
                           than advising registered investment companies or
                           other advisory clients, the term "access person"
                           shall mean: any director, officer, general partner,
                           or advisory person of the investment adviser who,
                           with respect to any registered investment company,
                           makes any recommendations, participates in the
                           determination of which recommendation shall be made,
                           or whose principal function or duties relate to the
                           determination of which recommendation will be made,
                           to any such investment company; or who, in connection
                           with his duties, obtains any information concerning
                           securities recommendations being made by such
                           investment adviser to any registered investment
                           company.

                      (D)  An investment adviser is "primarily engaged in a
                           business or businesses other than advising registered
                           investment companies or other advisory clients" when,
                           for each of its most recent three fiscal years or for
                           the period of time since its organization, whichever
                           is less, the investment adviser derived, on an
                           unconsolidated basis, more than 50 percent of (i) its
                           total sales and revenues, and (ii) its income (or
                           loss) before income taxes and extraordinary items,
                           from such other business or businesses.

                   o  ADVISORY PERSON of a registered investment company or an investment adviser thereof means:

                      (A)  Any employee of such company or investment adviser
                           (or any company in a control relationship to such
                           investment company or investment adviser) who, in
                           connection with his regular functions or duties,
                           makes, participates in, or obtains information
                           regarding the purchase or sale of a security by a
                           registered investment company, or whose functions
                           relate to the making of any recommendation with
                           respect to such purchases or sales; and

                      (B)  Any natural person in a control relationship to such
                           company or investment adviser who obtains information
                           concerning recommendations made to such company with
                           regard to the purchase or sale of a security.

                   o  APPROVAL - written consent or written notice of
                      non-objection.

                   o  BENEFICIAL OWNERSHIP - The definition that follows
                      conforms to interpretations of the Securities and Exchange
                      Commission on this matter. Because a determination of
                      beneficial ownership requires a detailed analysis of
                      personal financial circumstances that are subject to
                      change, Corporate Compliance ordinarily will not advise
                      employees on this definition. It is the responsibility of
                      each employee to read the definition and based on that
                      definition, determine whether he/she is the beneficial
                      owner of an account. If the employee determines that
                      he/she is not a beneficial owner of an account and
                      Corporate Compliance becomes aware of the existence of the account, the employee will be responsible for justifying
                      his/her determination.

                      Securities owned of record or held in the employee's name
                      are generally considered to be beneficially owned by the
                      employee.

                      Securities held in the name of any other person are deemed to be beneficially owned by the employee if by reason of
                      any contract, understanding, relationship, agreement or
                      other arrangement, the employee obtains therefrom benefits substantially equivalent to those of ownership, including
                      the power to vote, or to direct the disposition of, such
                      securities. Beneficial ownership includes securities held
                      by others for the employee's benefit (regardless of record ownership), e.g., securities held for the employee or
                      members of the employee's immediate family, defined below, by agents, custodians, brokers, trustees, executors or
                      other administrators; securities owned by the employee,
                      but which have not been transferred into the employee's
                      name on the books of the company; securities which the
                      employee has pledged; or securities owned by a corporation that should be regarded as the employee's personal holding corporation. As a natural person, beneficial ownership is
                      deemed to include securities held in the name or for the
                      benefit of the employee's immediate family, which includes the employee's spouse, the employee's minor children and
                      stepchildren and the employee's relatives or the relatives of the employee's spouse who are sharing the employee's
                      home, unless because of countervailing circumstances, the
                      employee does not enjoy benefits substantially equivalent
                      to those of ownership. Benefits substantially equivalent
                      to ownership include, for example, application of the
                      income derived from such securities to maintain a common
                      home, meeting expenses that such person otherwise would
                      meet from other sources, and the ability to exercise a
                      controlling influence over the purchase, sale or voting of such securities. An employee is also deemed the beneficial owner of securities held in the name of some other person, even though the employee does not obtain benefits of
                      ownership, if the employee can vest or revest title in
                      himself at once, or at some future time.

                      In addition, a person will be deemed the beneficial owner
                      of a security if he has the right to acquire beneficial
                      ownership of such security at any time (within 60 days)
                      including but not limited to any right to acquire: (1)
                      through the exercise of any option, warrant or right; (2)
                      through the conversion of a security; or (3) pursuant to
                      the power to revoke a trust, discretionary account or
                      similar arrangement.

                      With respect to ownership of securities held in trust,
                      beneficial ownership includes ownership of securities as a trustee in instances where either the employee as trustee
                      or a member of the employee's "immediate family" has a
                      vested interest in the income or corpus of the trust, the
                      ownership by the employee of a vested beneficial interest
                      in the trust and the ownership of securities as a settlor
                      of a trust in which the employee as the settlor has the
                      power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust
                      beneficial ownership rules exist, including an exemption
                      for instances where beneficial ownership is imposed solely by reason of the employee being settlor or beneficiary of
                      the securities held in trust and the ownership,
                      acquisition and disposition of such securities by the
                      trust is made without the employee's prior approval as
                      settlor or beneficiary. "Immediate family" of an employee
                      as trustee means the employee's son or daughter (including any legally adopted children) or any descendant of either, the employee's stepson or stepdaughter, the employee's
                      father or mother or any ancestor of either, the employee's stepfather or stepmother and the employee's spouse.

                      To the extent that stockholders of a company use it as a
                      personal trading or investment medium and the company has
                      no other substantial business, stockholders are regarded
                      as beneficial owners, to the extent of their respective
                      interests, of the stock thus invested or traded in. A
                      general partner in a partnership is considered to have
                      indirect beneficial ownership in the securities held by
                      the partnership to the extent of his pro rata interest in
                      the partnership. Indirect beneficial ownership is not,
                      however, considered to exist solely by reason of an
                      indirect interest in portfolio securities held by any
                      holding company registered under the Public Utility
                      Holding Company Act of 1935, a pension or retirement plan
                      holding securities of an issuer whose employees generally
                      are beneficiaries of the plan and a business trust with
                      over 25 beneficiaries.

                      Any person who, directly or indirectly, creates or uses a
                      trust, proxy, power of attorney, pooling arrangement or
                      any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting
                      requirements of the Securities Exchange Act of 1934 shall
                      be deemed the beneficial owner of such security.

                      The final determination of beneficial ownership is a
                      question to be determined in light of the facts of a
                      particular case. Thus, while the employee may include
                      security holdings of other members of his family, the
                      employee may nonetheless disclaim beneficial ownership of
                      such securities.

                   o  "CHINESE WALL" POLICY - procedures designed to restrict the flow of information within Mellon from units or
                      individuals who are likely to receive material nonpublic
                      information to units or individuals who trade in
                      securities or provide investment advice.

                   o  DIRECT FAMILY RELATION - employee's husband, wife, father, mother, brother, sister, daughter or son. Includes the
                      preceding plus, where appropriate, the following
                      prefixes/suffix: grand-, step-, foster-, half- and
                      -in-law.

                   o  DISCRETIONARY TRADING ACCOUNT - an account over which the employee has no direct or indirect control over the
                      investment decision making process.

                   o  EMPLOYEE - any employee of Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries;
                      includes all full-time, part-time, benefited and
                      non-benefited, exempt and non-exempt, domestic and
                      international employees; does not include consultants and
                      contract or temporary employees

                   o  EXEMPT SECURITIES - Exempt Securities are defined as:

                      -  direct obligations of the government of the United
                         States;

                      -  high quality short-term debt instruments;

                      -  bankers' acceptances;

                      -  bank certificates of deposit and time deposits;

                      -  commercial paper;

                      -  repurchase agreements;

                      -  securities issued by open-end investment companies;

                   o  FAMILY RELATION - see direct family relation.

                   o  GENERAL COUNSEL - General Counsel of Mellon Financial
                      Corporation or any person to whom relevant authority is
                      delegated by the General Counsel.

                   o  INDEX FUND - an investment company or managed portfolio which contains securities of an index in proportions
                      designed to replicate the return of the index.

                   o  INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public through an allocation
                      by the underwriter.

                   o  INVESTMENT CLUB - is a membership organization where
                      investors make joint decisions on which securities to buy
                      or sell. The securities are generally held in the name of
                      the investment club. Since each member of an investment
                      club participates in the investment decision making
                      process, Insider Risk Employees, Investment Employees and
                      Access Decision Makers belonging to such investment clubs
                      must preclear and report the securities transactions
                      contemplated by such investment clubs. In contrast, a
                      private investment company is an organization where the
                      investor invests his/her money, but has no direct control
                      over the way his/her money is invested. Insider Risk
                      Employees, Investment Employees and Access Decision Makers
                      investing in such a private investment company are not
                      required to preclear any of the securities transactions
                      made by the private investment company. Insider Risk
                      Employees, Investment Employees and Access Decision Makers
                      are required to report their investment in a private
                      investment company to the Manager of Corporate Compliance
                      and certify to the Manager of Corporate Compliance that
                      they have no direct control over the way their money is
                      invested.

                   o  INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by
                      the company. Mutual funds are investment companies that
                      issue and sell redeemable securities representing an
                      undivided interest in the net assets of the company.

                   o  INVESTMENT ETHICS COMMITTEE is composed of investment,
                      legal, compliance, and audit management representatives of
                      Mellon and its affiliates. The members of the Investment
                      Ethics Committee are:

                      President and Chief Investment Officer of The Dreyfus
                        Corporation (Committee Chair)
                      General Counsel, Mellon Financial Corporation
                      Chief Risk Management Officer, Mellon Trust
                      Manager of Corporate Compliance, Mellon Financial
                        Corporation
                      Corporate Chief Auditor, Mellon Financial Corporation
                      Chief Investment Officer, Mellon Private Asset Management
                      Executive Officer of a Mellon investment adviser
                        (rotating membership)

                      The Committee has oversight of issues related to personal
                      securities trading and investment activity by Access
                      Decision Makers.

                   o  MANAGER OF CORPORATE COMPLIANCE - the employee within the
                      Audit and Risk Review Department of Mellon Financial
                      Corporation who is responsible for administering the
                      Securities Trading Policy, or any person to whom relevant
                      authority is delegated by the Manager of Corporate
                      Compliance.

                   o  MELLON - Mellon Financial Corporation and all of its
                      direct and indirect subsidiaries.

                   o  OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time. For purposes of compliance with the Policy, any Mellon employee who
                      buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold.
                      Four combinations are possible as described below.

                      Call Options

                         If a Mellon employee buys a call option, the employee
                         is considered to have purchased the underlying security
                         on the date the option was purchased.

                         If a Mellon employee sells a call option, the employee
                         is considered to have sold the underlying security on
                         the date the option was sold.

                      Put Options

                         If a Mellon employee buys a put option, the employee is
                         considered to have sold the underlying security on the
                         date the option was purchased.

                         If a Mellon employee sells a put option, the employee
                         is considered to have bought the underlying security on
                         the date the option was sold.

                      Below is a table describing the above:

                      -------------------------------------------------------
                                              Transaction Type
                      Option     --------------------------------------------
                       Type              Buy                     Sale
                      -------------------------------------------------------
                        Put            Sale of                Purchase of
                                 Underlying Security      Underlying Security
                      -------------------------------------------------------
                        Call         Purchase of                Sale of
                                 Underlying Security      Underlying Security
                      -------------------------------------------------------

                   o  PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of Corporate Compliance and/or the Investment
                      Ethics Committee to administer, among other things,
                      employees' preclearance requests for a specific business
                      unit.

                   o  PRIVATE PLACEMENT - an offering of securities that is
                      exempt from registration under the Securities Act of 1933
                      because it does not constitute a public offering. Includes limited partnerships.

                   o  SENIOR MANAGEMENT COMMITTEE - the Senior Management
                      Committee of Mellon Financial Corporation.

                   o  SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

                 EXHIBIT A - SAMPLE INSTRUCTION LETTER TO BROKER

Date

Broker ABC
Street Address
City, State ZIP

Re:  John Smith & Mary Smith
     Account No. xxxxxxxxxxxx

In connection with my existing brokerage accounts at your firm noted above, please be advised that the Compliance Department of my employer should be noted
as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

     Manager, Corporate Compliance          Preclearance Compliance Officer
     Mellon Bank                      or    (obtain address from your
     PO Box 3130 Pittsburgh, PA             designated Preclearance
     15230-3130                             Compliance Officer)

Thank you for your cooperation in this request.

Sincerely yours,

Employee

cc:  Manager, Corporate Compliance (151-4340) or Preclearance Compliance Officer

                                     MELLON

SECURITIES TRADING POLICY

ACCESS DECISION MAKER EDITION

QUICK REFERENCE - ACCESS DECISION MAKERS
--------------------------------------------------------------------------------
SOME THINGS        1.  Statement of Holdings - Provide to your Preclearance
YOU MUST DO            Compliance Officer a statement of all securities holdings
                       within 10 days of becoming an ADM, and within 30 days
                       after every quarter-end thereafter.

                   2.  Duplicate Statements & Confirmations - Instruct your
                       broker, trust account manager or other entity through
                       which you have a securities trading account to send
                       directly to Compliance:

                       o  Trade confirmations summarizing each transaction

                       o  Periodic statements

                       Exhibit A can be used to notify your broker. Contact your
                       designated Preclearance Compliance Officer for the
                       correct address. This applies to all accounts in which
                       you have a beneficial interest.

                   3.  Preclearance - Before initiating a securities
                       transaction, written preclearance must be obtained from
                       the designated Preclearance Compliance Officer. This can
                       be accomplished by completing a Preclearance Request Form
                       and:

                       o  delivering or faxing the request to the designated
                          Preclearance Compliance Officer, or

                       o  contacting the designated Preclearance Compliance
                          Officer for other available notification options.

                       Preclearance Request Forms can be obtained from the
                       designated Preclearance Compliance Officer. If
                       preclearance approval is received the trade must be
                       communicated to the broker on the same day, and executed
                       before the end of the next business day, at which time
                       the preclearance approval will expire.

                   4.  Contemporaneous Disclosure - ADMs must obtain written
                       authorization from the ADM's CIO or other Investment
                       Ethics Committee designee prior to making or acting upon
                       a portfolio recommendation in a security which they own
                       personally.

                   5.  Private Placements - Purchases must be precleared by the
                       Investment Ethics Committee. Prior holdings must be
                       approved by the Investment Ethics Committee within 90
                       days of becoming an ADM. To initiate preclearance or
                       approval, contact the Manager of Corporate Compliance.

                   6.  IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is
                       prohibited without the approval of the Manager of
                       Corporate Compliance. Approval can be given only when the
                       allocation is the result of a direct family relationship.

                   7.  Micro-Cap Securities - MCADMs are prohibited from
                       purchasing any security of an issuer with a common equity
                       market capitalization of $100 million or less at the time
                       of acquisition unless approved by the Investment Ethics
                       Committee. MCADMs must obtain on their Preclearance
                       Request Forms the written authorization of their
                       immediate supervisor and their Chief Investment Officer
                       prior to trading any security of an issuer with a common
                       equity market capitalization of more than $100 million
                       but less than or equal to $250 million at the time of
                       trade. Any prior holding of such securities must be
                       approved by the CIO.

--------------------------------------------------------------------------------
SOME THINGS        Mellon Securities - The following transactions in Mellon
YOU MUST           securities are prohibited for all Mellon employees:
NOT DO
                   o  Short sales
                   o  Purchasing and selling or selling and purchasing within 60 days
                   o  Purchasing or selling during a blackout period
                   o  Margin purchases or options other than employee options.

                   Non-Mellon Securities

                   o  Portfolio Managers are prohibited from purchasing/selling
                      7 days before or after a fund or other advised account
                      transaction.

                   o  For all ADMs, purchasing and selling or selling and
                      purchasing the same or equivalent security within 60 days
                      is discouraged, and any profits must be disgorged.

                   Other restrictions are detailed throughout the Policy.
                   Read the Policy!
                   ===============

--------------------------------------------------------------------------------
EXEMPTIONS         Preclearance is NOT required for certain other types of
                   transactions, and transactions in certain other types of
                   securities. See pages 6 & 7.

--------------------------------------------------------------------------------
QUESTIONS?         Contact your designated Preclearance Compliance Officer. If you don't know who that is, call 412-234-1661
--------------------------------------------------------------------------------

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

Dear Colleague:

At Mellon, we take great pride in our transformation over the years from a regional bank to a global financial services company. Our growth makes us better able to meet customers' changing needs, gives us greater stability during any unexpected economic downturn and affords us the opportunity to be the best performing financial services company.

This diversity of our businesses also makes us a complex organization, which is why it's more important than ever that you clearly understand Mellon's
SECURITIES TRADING POLICY. Mellon has long maintained strict policies regarding securities transactions, all with the same clear-cut objective: to establish and demonstrate our compliance with the high standards with which we conduct our business.

If you are new to Mellon, please take the time to fully understand the POLICY and consult it whenever you are unsure about appropriate actions. If you have seen the POLICY previously, I urge you to renew your understanding of the entire document and its implications for you. Only by strict adherence to the POLICY can we ensure that our well-deserved reputation for integrity is preserved.

Sincerely yours,

Martin G. McGuinn

Questions Concerning the Securities Trading Policy?
Contact Corporate Compliance, (412) 234-1661
AIM 151-4340, Mellon Bank, Pittsburgh, PA 15258-0001

CONTENTS

                 Prohibition on Investments in Securities of

--------------------------------------------------------------------------------
INTRODUCTION       The SECURITIES TRADING POLICY (the "Policy") is designed to reinforce Mellon Financial Corporation's ("Mellon's")
                   reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the
                   personal securities transactions of every Mellon Employee.

                   Mellon and its employees are subject to certain laws and
                   regulations governing personal securities trading. Mellon has developed this Policy to promote the highest standards of
                   behavior and ensure compliance with applicable laws.

                   Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law"
                   is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

                   Employees outside the United States are also subject to
                   applicable laws of foreign jurisdictions, which may differ substantially from US law and which may subject such
                   employees to additional requirements. Such employees must
                   comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with
                   foreign law, employees should consult the General Counsel or the Manager of Corporate Compliance.

                   Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and
                   maintained in the Audit and Risk Review Department.

                   Employees must read the Policy and must comply with it.
                   Failure to comply with the provisions of the Policy may
                   result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal,
                   substantial personal liability and referral to law
                   enforcement agencies or other regulatory agencies. Employees should retain the Policy in their records for future
                   reference. Any questions regarding the Policy should be
                   referred to the Manager of Corporate Compliance or his/her designee.

SPECIAL            This edition of the SECURITIES TRADING POLICY has been
EDITION            prepared especially for Access Decision Makers. If you
                   believe you are not an Access Decision Maker, please contact your supervisor, designated Preclearance Compliance Officer or the Manager of Corporate Compliance to obtain the standard edition of the Policy.

PURPOSE            It is imperative that Mellon and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to
                   investment companies and managed account clients. Potential conflicts of interest are most acute with respect to personal securities trading by those employees most responsible for directing managed fund and account trades: portfolio managers and research analysts. In order to avoid even the appearance of impropriety, an Investment Ethics Committee has been
                   formed. The Committee, in turn, has established the following practices which apply to Access Decision Makers. These
                   practices do not limit the authority of any Mellon affiliate to impose additional restrictions or limitations.

--------------------------------------------------------------------------------
CLASSIFICATION     Employees are engaged in a wide variety of activities for
OF EMPLOYEES       Mellon.  In light of the nature of their activities and the impact of federal and state laws and the regulations
                   thereunder, the Policy imposes different requirements and
                   limitations on employees based on the nature of their
                   activities for Mellon. To assist the employees in complying with the requirements and limitations imposed on them in
                   light of their activities, employees are classified into one or both of the following categories: Access Decision Maker and Micro-Cap Access Decision Maker. Appropriate requirements and limitations are specified in the Policy based upon the employee's classification.

                   The Investment Ethics Committee will determine the
                   classification of each employee based on the following
                   guidelines.

ACCESS             A person designated as such by the Investment Ethics
DECISION           Committee. Generally, this will be portfolio managers and
MAKER (ADM)        research analysts who make recommendations or decisions
                   regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. Portfolio managers in Mellon Private
                   Capital Management are generally ADMs; other personal trust officers are generally not ADMs unless the investment
                   discretion they exercise warrants ADM designation. Traders are not ADMs. Portfolio managers of funds which are limited to replicating an index are not ADMs.

MICRO-CAP          An ADM designated as such by the Investment Ethics Committee.
ACCESS             Generally, this will be ADMs who make recommendations or
DECISION           decisions regarding the purchase or sale of any security of
MAKERS (MDADM)     an issuer with a common equity market capitalization equal to or less than two-hundred fifty million dollars.

                   MCADMs are also ADMs.

CONSULTANTS,       Managers should inform consultants, independent contractors
INDEPENDENT        and temporary employees of the general provisions of the
CONTRACTORS        Policy (such as the prohibition on trading while in
AND TEMPORARY      possession of material nonpublic information), but generally
EMPLOYEES          they will not be required to preclear trades or report their personal securities holdings. If one of these persons would be considered an ADM if the person were a Mellon employee, the person's manager should advise the Manager of Corporate
                   Compliance who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

THE INVESTMENT     The Investment Ethics Committee is composed of investment,
ETHICS             legal, compliance, and audit management representatives of
COMMITTEE          Mellon and its affiliates.

                   The chief executive officer, senior investment officer and the Preclearance Compliance Officer at each Mellon investment affiliate, working together, will be designees of the
                   Investment Ethics Committee. The Investment Ethics Committee
                   will meet periodically to review the actions taken by its
                   designees and to consider issues related to personal
                   securities trading and investment activity by ADMs.

Personal Securities Trading Practices

--------------------------------------------------------------------------------
STANDARDS          Because of their particular responsibilities, ADMs are
OF CONDUCT         subject to preclearance and personal securities reporting
FOR ACCESS         requirements, as discussed below.
DECISION
MAKERS             Every ADM must follow these procedures or risk serious
                   sanctions, including dismissal. If you have any questions
                   about these procedures you should consult the Manager of
                   Corporate Compliance or your Preclearance Compliance Officer.
                   Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the
                   Manager of Corporate Compliance.

CONFLICT OF        No employee may engage in or recommend any securities
INTEREST           transaction that places, or appears to place, his or her own interests above those of any customer to whom financial
                   services are rendered, including mutual funds and managed
                   accounts, or above the interests of Mellon.

MATERIAL           No employee may divulge the current portfolio positions, or
NONPUBLIC          current or anticipated portfolio transactions, programs or
INFORMATION        studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

                   No employee may engage in or recommend a securities
                   transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in
                   possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

BROKERS            Trading Accounts - All ADMs are encouraged to conduct their personal investing through a Mellon affiliate brokerage
                   account. This will assist in the monitoring of account
                   activity on an ongoing basis in order to ensure compliance with the Policy.

PERSONAL           Statements & Confirmations - All ADMs are required to
SECURITIES         instruct their broker, trust account manager or other entity
TRANSACTIONS       through which they have a securities trading account to
REPORTS            submit directly to the Manager of Corporate Compliance or
                   designated Preclearance Compliance Officer copies of all
                   trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account contains only mutual funds or other Exempt Securities as that term is defined in the glossary and the account has the capability to have
                   reportable securities traded in it, the ADM maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance or designated Preclearance Compliance
                   Officer. Exhibit A is an example of an instruction letter to a broker.

                   Other securities transactions which were not completed
                   through a brokerage account, such as gifts, inheritances,
                   spin-offs from securities held outside brokerage accounts, or other transfers must be reported to the designated
                   Preclearance Compliance Officer within 10 days.

STATEMENT OF       Within ten days of becoming an ADM and on an annual basis
SECURITIES         thereafter, all ADMs must submit to their designated
ACCOUNTS           Preclearance Compliance Officer:
AND HOLDINGS
                   o  a listing of all securities trading accounts in which the employee has a beneficial interest.

                   o  a statement of all securities in which they presently have any direct or indirect beneficial ownership other than
                      Exempt Securities.

                   The annual report must be completed upon the request of
                   Corporate Compliance, and the information submitted must be current within 30 days of the date the report is submitted.
                   The annual statement of securities holdings contains an
                   acknowledgment that the ADM has read and complied with this
                   Policy.

QUARTERLY          ADMs are required to submit quarterly to their Preclearance
REPORTING          Compliance Officer the Quarterly Securities Report. This
                   report must be submitted within 30 days of each quarter end and includes information on:

                   o  securities beneficially owned at any time during the
                      quarter which were also either recommended for a
                      transaction or in the portfolio managed by the ADM during
                      the quarter.

                   o  positions obtained in private placements.

                   o  securities of issuers with a common equity market
                      capitalization of $250 million or less at security
                      acquisition or at the date designated by the Preclearance
                      Compliance Officer, whichever is later, which were
                      beneficially owned at any time during the quarter.

                   o  Securities transactions which were not completed through a brokerage account, such as gifts inheritances, spin-offs
                      from securities held outside brokerage accounts, or other
                      transfers.

                   A form for making this report can be obtained from your
                   designated Preclearance Compliance Officer or from the
                   Securities Trading Site on the Mellon intranet.

PRECLEARANCE       All ADMs must notify the designated Preclearance Compliance
FOR PERSONAL       Officer in writing and receive preclearance before they
SECURITIES         engage in any purchase or sale of a security for their own
TRANSACTIONS       accounts. ADMs should refer to the provisions under
                   "Beneficial Ownership" below, which are applicable to these provisions.

                   All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the designated Preclearance
                   Compliance Officer.

                   The designated Preclearance Compliance Officer will notify the ADM whether the request is approved or denied, without disclosing the reason for such approval or denial.

                   Notifications may be given in writing or verbally by the
                   designated Preclearance Compliance Officer to the ADM. A
                   record of such notification will be maintained by the
                   designated Preclearance Compliance Officer. However, it shall be the responsibility of the ADM to obtain a written record of the designated Preclearance Compliance Officer's
                   notification within 48 hours of such notification. The ADM should retain a copy of this written record for at least two years.

                   As there could be many reasons for preclearance being granted or denied, ADMs should not infer from the preclearance
                   response anything regarding the security for which
                   preclearance was requested.

                   Although making a preclearance request does not obligate an
                   ADM to do the transaction, it should be noted that:

                   o  Preclearance requests should not be made for a transaction that the ADM does not intend to make.

                   o  The order for a transaction must be placed with the broker on the same day that preclearance authorization is
                      received. The broker must execute the trade by 4:00 p.m.
                      Eastern Time on the next business day, at which time the
                      preclearance authorization will expire.

                   o  ADMs should not discuss with anyone else, inside or
                      outside Mellon, the response they received to a
                      preclearance request. If the ADM is preclearing as
                      beneficial owner of another's account, the response may be disclosed to the other owner.

                   o  Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving
                      preclearance authorization must be executed before the
                      preclearance expires. At the end of the preclearance
                      authorization period, any unexecuted Limit Order must be
                      canceled or a new preclearance authorization must be
                      obtained. There are additional pre-approval requirements
                      for initial public offerings, micro-cap securities and
                      private placements. See page 11.

CONTEMPORANEOUS    ADMs must obtain written authorization prior to making or
DISCLOSURE         acting upon a portfolio recommendation in a security which they own personally. This authorization must be obtained from the ADM's CIO/CEO or other Investment Ethics Committee
                   designee immediately prior to the first such portfolio
                   recommendation in a particular security in a calendar month.
                   The following personal securities holdings are exempt from the requirement to obtain written authorization immediately preceding a portfolio recommendation or transaction:

                   o  Exempt Securities (see glossary).

                   o  Securities held in accounts over which the ADM has no
                      investment discretion, which are professionally managed by a non-family member, and where the ADM has no actual
                      knowledge that such account is currently holding the same
                      or equivalent security at the time of the portfolio
                      recommendation.

                   o  Personal holdings of equity securities of the top 200
                      issuers on the Russell list of largest publicly traded
                      companies.

                   o  Personal equity holdings of securities of non-US issuers with a common equity market capitalization of $20 billion
                      or more.

                   o  Personal holdings of debt securities which do not have a conversion feature and are rated BBB or better.

                   o  Personal holdings of ADMs who are index fund managers and who have no investment discretion in replicating an index.

                   o  Personal holdings of Portfolio Managers in Mellon Private
                      Capital Management and Mellon Private Asset Management if
                      the Portfolio Manager exactly replicates the model or
                      clone portfolio. A disclosure form is required if the
                      Portfolio Manager recommends securities which are not in
                      the clone or model portfolio or recommends a model or
                      clone security in a different percentage than model or
                      clone amounts. Disclosure forms are also required when the
                      Portfolio Manager recommends individual securities to
                      clients, even if Mellon shares control of the investment
                      process with other parties.

                   If a personal securities holding does not fall under one of these exemptions, the ADM must complete and forward a
                   disclosure form for authorization by the CIO/CEO or designee, immediately prior to the first recommendation or transaction in the security in the current calendar month. Disclosure
                   forms for subsequent transactions in the same security are not required for the remainder of the calendar month as long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be
                   completed prior to the transaction or recommendation.

                   Once the CIO/CEO's authorization is obtained, the ADM may
                   make the recommendation or trade the security in the managed portfolio without the Preclearance Compliance Officer's
                   signature. However, the ADM must deliver the authorization form to the Preclearance Compliance Officer on the day of the
                   CIO/CEO's authorization. The Preclearance Compliance Officer will forward a copy of the completed form for the ADM's
                   files. The ADM is responsible for following-up with the
                   Preclearance Compliance Officer in the event a completed form is not returned to the ADM within 5 business days. It is
                   recommended that the ADM retain completed forms for two
                   years.

                   A listing of Investment Ethics Committee designees, a listing of the Russell 200, and the personal securities disclosure forms are available on the Mellon intranet , or can be
                   obtained from your designated Preclearance Compliance
                   Officer.

BLACKOUT POLICY    Except as described below, ADMs will generally not be given clearance to execute a transaction in any security that is on the restricted list maintained by their Preclearance
                   Compliance Officer, or for which there is a pending buy or sell order for an affiliated account. This provision does not apply to transactions effected or contemplated by index
                   funds.

                   In addition, portfolio managers (except index fund managers)
                   are prohibited from buying or selling a security within seven calendar days before and after their investment company or managed account has effected a transaction in that security.
                   In addition to other appropriate sanctions, if such ADMs
                   effect such a personal transactions during that period, these individuals must disgorge any and all profit realized from such transactions. The amount of the disgorgement will be
                   determined by the Investment Ethics Committee.

                   Exceptions - Regardless of any restrictions above, ADMs will generally be given clearance to buy or sell up to the greater of 100 shares or $10,000 of securities of the top 500 issuers on the Russell list of largest publicly traded companies. In addition, ADMs will be exempt from the 7-day disgorgement for the described transactions (but not the disgorgement for
                   short-term/60-day trading). An ADM is limited to two such
                   purchases or two such sales in the securities of any one
                   issuer in any calendar month.

EXEMPTIONS FROM    Preclearance is not required for the following transactions:
REQUIREMENT TO
PRECLEAR           o purchases or sales of Exempt Securities (see Glossary);

                   o  purchases or sales of securities issued by non-affiliated closed-end investment companies; non-financial commodities
                      (such as agricultural futures, metals, oil, gas, etc.),
                      currency futures, financial futures, index futures and
                      index securities;

                   o  purchases or sales effected in any account over which an employee has no direct or indirect control over the
                      investment decision making process (e.g., discretionary
                      trading accounts). Discretionary trading accounts may be
                      maintained, without being subject to preclearance
                      procedures, only when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is
                      truly discretionary;

                   o  transactions that are non-volitional on the part of an
                      employee (such as stock dividends);

                   o  the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human
                      Resources Department (for which the Human Resources
                      Department will forward information to the Manager of
                      Corporate Compliance);

                   o  changes to elections in the Mellon 401(k) plan;

                   o  purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of
                      securities, to the extent such rights were acquired from
                      such issuer;

                   o  sales of rights acquired from an issuer, as described
                      above; and/or

                   o  sales effected pursuant to a bona fide tender offer.

GIFTING OF         ADMs desiring to make a bona fide gift of securities or who
SECURITIES         receive a bona fide gift of securities do not need to
                   preclear the transaction. However, ADMs must report such bona fide gifts to the designated Preclearance Compliance Officer.
                   The report must be made within 10 days of making or receiving the gift and must disclose the following information: the
                   name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return.
                   An ADM who purchases a security with the intention of making a gift must preclear the purchase transaction.

DRIPs, DPPs        Certain companies with publicly traded securities establish:
AND AIPs
                   o  Dividend reinvestment plans (DRIPs) - These permit
                      shareholders to have their dividend payments channeled to
                      the purchase of additional shares of such company's stock.
                      An additional benefit offered by many DRIPs to DRIP
                      participants is the right to buy additional shares by
                      sending in a check before the dividend reinvestment date
                      ("optional cash purchases").

                   o  Direct Purchase Plans (DPPs) - These allow purchasers to buy stock by sending a check directly to the issuer,
                      without using a broker.

                   o  Automatic Investment Plans (AIPs) - These allow purchasers to set up a plan whereby a fixed amount of money is
                      automatically deducted from their checking account each
                      month and used to purchase stock directly from the issuer.

                   Participation in a DRIP, DPP or AIP is voluntary.

                   ADMs who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock through a DRIP, or the periodic investments through an AIP.

                   ADMs must preclear all optional cash purchases through a DRIP and all purchases through a DPP. ADMs must also preclear all sales through a DRIP, DPP or AIP.

RESTRICTED LIST    Each Preclearance Compliance Officer will maintain a list
                   (the "Restricted List") of companies whose securities are
                   deemed appropriate for implementation of trading restrictions for ADMs in their area. From time to time, such trading
                   restrictions may be appropriate to protect Mellon and its
                   ADMs from potential violations, or the appearance of
                   violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the
                   advisability of an investment in the company's securities or the existence of material nonpublic information on the
                   company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences.

                   The Preclearance Compliance Officer will retain copies of the restricted lists for five years.

CONFIDENTIAL       The Manager of Corporate Compliance and/or Preclearance
TREATMENT          Compliance Officer will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such
                   documents will be available for inspection by appropriate
                   regulatory agencies, and by other parties within and outside
                   Mellon as are necessary to evaluate compliance with or
                   sanctions under this Policy. Documents received from ADMs are also available for inspection by the boards of directors of
                   40-Act entities and by the boards of directors (or trustees or managing general partners, as applicable) of the
                   investment companies managed or administered by 40-Act
                   entities.

--------------------------------------------------------------------------------
RESTRICTIONS ON    Employees who engage in transactions involving Mellon
TRANSACTIONS IN    securities should be aware of their unique responsibilities
MELLON             with respect to such transactions arising from the employment
SECURITIES         relationship and should be sensitive to even the appearance of impropriety. The following restrictions apply to all
                   transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be presumed to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular
                   officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                   o  Short Sales - Short sales of Mellon securities by
                      employees are prohibited.

                   o  Short Term Trading - ADMs are prohibited from purchasing and selling, or from selling and purchasing Mellon
                      securities within any 60 calendar day period. In addition
                      to any other sanctions, any profits realized on such short term trades must be disgorged in accordance with
                      procedures established by senior management.

                   o  Margin Transactions - Purchases on margin of Mellon's
                      publicly traded securities by employees is prohibited.
                      Margining Mellon securities in connection with a cashless
                      exercise of an employee stock option through the Human
                      Resources Department is exempt from this restriction.
                      Further, Mellon securities may be used to collateralize
                      loans or the acquisition of securities other than those
                      issued by Mellon.

                   o  Option Transactions - Option transactions involving
                      Mellon's publicly traded securities are prohibited.
                      Transactions under Mellon's Long-Term Incentive Plan or
                      other employee option plans are exempt from this
                      restriction.

                   o  Major Mellon Events - Employees who have knowledge of
                      major Mellon events that have not yet been announced are
                      prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the
                      employee believes the event does not constitute material
                      nonpublic information.

                   o  Mellon Blackout Period - Employees are prohibited from
                      buying or selling Mellon's publicly traded securities
                      during a blackout period. The blackout period begins the
                      16th day of the last month of each calendar quarter and
                      ends 3 business days after Mellon Financial Corporation
                      publicly announces the financial results for that quarter.
                      Thus, the blackout periods begin on March 16, June 16,
                      September 16 and December 16. The end of the blackout
                      period is determined by counting business days only, and
                      the day of the earnings announcement is day 1. The
                      blackout period ends at the end of day 3, and employees
                      can trade Mellon securities on day 4.

MELLON             For purposes of the blackout period and the short term
401(K) PLAN        trading rule, employees' changing their existing account
                   balance allocation to increase or decrease the amount
                   allocated to Mellon Common Stock will be treated as a
                   purchase or sale of Mellon Stock, respectively. This means:

                   o  Employees are prohibited from increasing or decreasing
                      their existing account balance allocation to Mellon Common
                      Stock during the blackout period.

                   o  Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are
                      prohibited from decreasing their existing account balance
                      allocation to Mellon Common Stock and then increasing it
                      within 60 days. However:

                      -  with respect to ADMs, any profits realized on short
                         term changes in the 401(k) will not have to be
                         disgorged.

                      -  changes to existing account balance allocations in the
                         401(k) plan will not be compared to transactions in
                         Mellon securities outside the 401(k) for purposes of
                         the 60-day rule. (Note: this does not apply to members
                         of the Executive Management Group, who should consult
                         with the Legal Department.)

                   Except for the above there are no other restrictions
                   applicable to the 401(k) plan. This means, for example:

                   o  Employees are not required to preclear any elections or changes made in their 401(k) account.

                   o  There is no restriction on employees' changing their
                      salary deferral contribution percentages with regard to
                      either the blackout period or the 60-day rule.

                   o  The regular salary deferral contribution to Mellon Common
                      Stock in the 401(k) that takes place with each pay will
                      not be considered a purchase for the purposes of either
                      the blackout or the 60-day rule.

MELLON EMPLOYEE    Receipt - Your receipt of an employee stock option from
STOCK OPTIONS      Mellon is not deemed to be a purchase of a security.
                   Therefore, it is exempt from preclearance and reporting
                   requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day
                   prohibition.

                   Exercises - The exercise of an employee stock option that
                   results in your holding the shares is exempt from
                   preclearance and reporting requirements, can take place
                   during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

                   "Cashless" Exercises - The exercise of an employee stock
                   option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources
                   Department or Chase Mellon Shareholder Services is exempt
                   from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares"
                   transaction is permitted during the blackout period for
                   ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

                   Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little
                   time has elapsed between the option exercise and the sale).
                   Thus, such sales are subject to the preclearance and
                   reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day
                   prohibition.

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RESTRICTIONS ON    Purchases or sales by an employee of the securities of
TRANSACTIONS       issuers with which Mellon does business, or other third party
IN OTHER           issuers, could result in liability on the part of such
SECURITIES         employee. Employees should be sensitive to even the
                   appearance of impropriety in connection with their personal securities transactions. Employees should refer to
                   "Beneficial Ownership" below, which is applicable to the
                   following restrictions.

                   The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon.
                   Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and
                   reporting requirements set forth below.

                   The following restrictions apply to all securities
                   transactions by ADMs:

                   o  Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees'
                      transactions for their own or related accounts.

                   o  Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative
                      trading, in trading naked options, in trading that could
                      be deemed excessive or in trading that could interfere
                      with an employee's job responsibilities.

                   o  Front Running - Employees may not engage in "front
                      running," that is, the purchase or sale of securities for
                      their own accounts on the basis of their knowledge of
                      Mellon's trading positions or plans.

                   o  Initial Public Offerings - ADMs are prohibited from
                      acquiring securities through an allocation by the
                      underwriter of an Initial Public Offering (IPO) without
                      the approval of the Investment Ethics Committee. Approval
                      can be given only when the allocation comes through an
                      employee of the issuer who is a direct family relation of
                      the ADM. Due to NASD rules, this approval may not be
                      available to employees of registered broker/dealers.

                   o  Material Nonpublic Information - Employees possessing
                      material nonpublic information regarding any issuer of
                      securities must refrain from purchasing or selling
                      securities of that issuer until the information becomes
                      public or is no longer considered material.

                   o  Micro-Cap Securities - Unless specifically authorized in writing by the Investment Ethics Committee, MCADMs are
                      prohibited from voluntarily obtaining beneficial ownership of any security of an issuer with a common equity market
                      capitalization of $100 million or less at the time of
                      acquisition. If any MCADM involuntarily acquires such a
                      micro-cap security through inheritance, gift, or spin-off, this fact must be disclosed in a memo to the MCADM's
                      Preclearance Compliance Officer within 10 business days of the MCADM's knowledge of this fact. A copy of this memo
                      should be attached to the MCADM's next Quarterly
                      Securities Report. A form for making this report can be
                      obtained from your designated Preclearance Compliance
                      Officer.

                      MCADMs must obtain on their Preclearance Request Forms the written authorization of their immediate supervisor and
                      their Chief Investment Officer prior to voluntarily
                      obtaining, or disposing of, a beneficial ownership of any
                      security of an issuer with a common equity market
                      capitalization of more than $100 million but less than or
                      equal to $250 million at the time of acquisition.

                      MCADMs who have prior holdings of securities of an issuer
                      with a common equity market capitalization of $250 million or less must disclose on their next Quarterly Securities
                      Report that they have not yet received CIO/CEO
                      authorization for these holdings. The Preclearance
                      Compliance Officer will utilize these forms to request the appropriate authorizations.

                   o  Private Placements - Participation in private placements is prohibited without the prior written approval of the
                      Investment Ethics Committee. The Committee will generally
                      not approve an ADM's acquiring, in a private placement,
                      beneficial ownership of any security of an issuer in which any managed fund or account is authorized to invest within the ADM's fund complex.

                      Private placements include certain co-operative
                      investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned
                      businesses. For the purpose of this policy, time-shares
                      and cooperative investments in real estate used as a
                      primary or secondary residence are not considered to be
                      private placements.

                      When considering requests for participation in private
                      placements, the Investment Ethics Committee will take into account the specific facts and circumstances of the
                      request prior to reaching a decision on whether to
                      authorize a private placement investment by an ADM. These
                      factors include, among other things, whether the
                      opportunity is being offered to an individual by virtue of his or her position with Mellon or its affiliates, or his
                      or her relationship to a managed fund or account. The
                      Investment Ethics Committee will also consider whether a
                      fund or account managed by the ADM is authorized to invest in securities of the issuer in which the ADM is seeking to invest. At its discretion, the Investment Ethics Committee may request any and all information and/or documentation
                      necessary to satisfy itself that no actual or potential
                      conflict, or appearance of a conflict, exists between the
                      proposed private placement purchase and the interests of
                      any managed fund or account.

                      ADMs who have prior holdings of securities obtained in a
                      private placement must request the written authorization
                      of the Investment Ethics Committee to continue holding the security. This request for authorization must be initiated within 90 days of becoming an ADM.

                      To request authorization for prior holdings or new
                      proposed acquisitions of securities issued in an eligible
                      private placement, contact the Manager of Corporate
                      Compliance.

                   o  Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or
                      Mellon's accounts on the basis of knowledge of customers'
                      trading positions or plans.

                   o  Short Term Trading - ADMs are discouraged from purchasing and selling, or from selling and purchasing, the same (or
                      equivalent) securities within any 60 calendar day period.
                      Any profits realized on such short term trades must be
                      disgorged in accordance with procedures established by
                      senior management. Exception: securities may be sold
                      pursuant to a bona fide tender offer without disgorgement
                      under the 60-day rule.

PROHIBITION ON     You are prohibited from acquiring any security issued by a
INVESTMENTS        financial services organization if you are:
IN SECURITIES
OF FINANCIAL       o  a member of the Mellon Senior Management Committee.
SERVICES
ORGANIZATIONS      o  employed in any of the following departments:

                      -  Corporate Strategy & Development
                      -  Legal (Pittsburgh only)
                      -  Finance (Pittsburgh only)

                   o  an employee specifically designated by the Manager of
                      Corporate Compliance and informed that this prohibition is applicable to you.

                   Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                   -  Commercial Banks other                 -  Thrifts
                      than Mellon                            -  Savings and Loan
                   -  Bank Holding Companies                    Associations
                      other than Mellon                      -  Broker/Dealers
                   -  Insurance Companies                    -  Transfer Agents
                   -  Investment Advisory Companies          -  Other Depository
                   -  Shareholder Servicing Companies           Institutions

                   The term "securities issued by a financial services
                   organization" does not include securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial
                   services organization, subsidiaries and parent companies are treated as separate issuers.

                   Effective Date - Securities of financial services
                   organizations properly acquired before the employee's
                   becoming subject to this prohibition may be maintained or
                   disposed of at the owner's discretion consistent with this policy.

                   Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend
                   reinvestment program (DRIP), or through an automatic
                   investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this
                   prohibition.

                   Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

                   Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate
                   Compliance.

BENEFICIAL         The provisions of the Policy apply to transactions in the
OWNERSHIP          employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

                   o  accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                   o  accounts of any other member of the employee's household
                      (e.g., a relative living in the same home);

                   o  trust or other accounts for which the employee acts as
                      trustee or otherwise exercises any type of guidance or
                      influence;

                   o  corporate accounts controlled, directly or indirectly, by the employee;

                   o  arrangements similar to trust accounts that are
                      established for bona fide financial purposes and benefit
                      the employee; and

                   o  any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition
                      of "beneficial owner").

NON-MELLON         The provisions discussed above do not apply to transactions
EMPLOYEE           done under a bona fide employee benefit plan administered by
BENEFIT PLANS      an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a
                   Mellon employee, and in the securities of the employing
                   organization. This means if a Mellon employee's spouse is
                   employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the
                   employer's securities done by the spouse as part of the
                   spouse's employee benefit plan.

                   The Securities Trading Policy does not apply in such a
                   situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of
                   interest and compliance with securities laws.

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PROTECTING         As an employee you may receive information about Mellon, its
CONFIDENTIAL       customers and other parties that, for various reasons, should
INFORMATION        be treated as confidential. All employees are expected to
                   strictly comply with measures necessary to preserve the
                   confidentiality of information. Employees should refer to the
                   Mellon Code of Conduct.

INSIDER TRADING    Federal securities laws generally prohibit the trading of
AND TIPPING        securities while in possession of "material nonpublic"
                   information regarding the issuer of those securities (insider
LEGAL              trading). Any person who passes along material nonpublic
PROHIBITIONS       information upon which a trade is based (tipping) may also be liable.

                   Information is "material" if there is a substantial
                   likelihood that a reasonable investor would consider it
                   important in deciding whether to buy, sell or hold
                   securities. Obviously, information that would affect the
                   market price of a security would be material. Examples of
                   information that might be material include:

                   o  a proposal or agreement for a merger, acquisition or
                      divestiture, or for the sale or purchase of substantial
                      assets;

                   o  tender offers, which are often material for the party
                      making the tender offer as well as for the issuer of the
                      securities for which the tender offer is made;

                   o  dividend declarations or changes;

                   o  extraordinary borrowings or liquidity problems;

                   o  defaults under agreements or actions by creditors,
                      customers or suppliers relating to a company's credit
                      standing;

                   o  earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                   o  pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or
                      discoveries of mineral deposits;

                   o  a proposal or agreement concerning a financial
                      restructuring;

                   o  a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of
                      securities;

                   o  a significant expansion or contraction of operations;

                   o  information about major contracts or increases or
                      decreases in orders;

                   o  the institution of, or a development in, litigation or a regulatory proceeding;

                   o  developments regarding a company's senior management;

                   o  information about a company received from a director of that company; and

                   o  information regarding a company's possible noncompliance with environmental protection laws.

                   This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                   "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public.
                   Information received under circumstances indicating that it is not yet in general circulation and which may be
                   attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                   If you obtain material non-public information you may not
                   trade related securities until you can refer to some public source to show that the information is generally available
                   (that is, available from sources other than inside sources)
                   and that enough time has passed to allow wide dissemination of the information. While information appearing in widely
                   accessible sources--such as in newspapers or on the
                   internet--becomes public very soon after publication,
                   information appearing in less accessible sources--such as
                   regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take
                   longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY    Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon
                   entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise
                   investment discretion. In addition, employees may not
                   recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job
                   responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                   Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic
                   information. Receiving such information could create severe limitations on their ability to carry out their
                   responsibilities to Mellon's fiduciary customers.

                   Employees managing the work of consultants and temporary
                   employees who have access to the types of confidential
                   information described in this Policy are responsible for
                   ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                   Questions regarding Mellon's policy on material nonpublic
                   information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS       As a diversified financial services organization, Mellon
ON THE FLOW OF     faces unique challenges in complying with the prohibitions
INFORMATION        on insider trading and tipping of material non-public
WITHIN MELLON      information, and misuse of confidential information. This is
(THE "CHINESE      because one Mellon unit might have material nonpublic
WALL")             information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that
                   company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's
                   fiduciary duties, Mellon has established a "Chinese Wall"
                   policy applicable to all employees. The "Chinese Wall"
                   separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider
                   Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment
                   Functions). Employees should refer to CPP 903-2(C) The
                   Chinese Wall.

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GLOSSARY

DEFINITIONS        o  40-ACT ENTITY - A Mellon entity registered under the
                      Investment Company Act and/or the Investment Advisers Act
                      of 1940

                   o  ACCESS DECISION MAKER - A person designated as such by the
                      Investment Ethics Committee. Generally, this will be
                      portfolio managers and research analysts who make
                      recommendations or decisions regarding the purchase or
                      sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts.

                   o  ACCESS PERSON - As defined by Rule 17j-1 under the
                      Investment Company Act of 1940, "access person" means:

                      (A)  With respect to a registered investment company or an investment adviser thereof, any director, officer,
                           general partner, or advisory person (see definition
                           below), of such investment company or investment
                           adviser;

                      (B)  With respect to a principal underwriter, any
                           director, officer, or general partner of such
                           principal underwriter who in the ordinary course of
                           his business makes, participates in or obtains
                           information regarding the purchase or sale of
                           securities for the registered investment company for
                           which the principal underwriter so acts, or whose
                           functions or duties as part of the ordinary course of
                           his business relate to the making of any
                           recommendations to such investment company regarding
                           the purchase or sale of securities.

                      (C)  Notwithstanding the provisions of paragraph (A)
                           hereinabove, where the investment adviser is
                           primarily engaged in a business or businesses other
                           than advising registered investment companies or
                           other advisory clients, the term "access person"
                           shall mean: any director, officer, general partner,
                           or advisory person of the investment adviser who,
                           with respect to any registered investment company,
                           makes any recommendations, participates in the
                           determination of which recommendation shall be made,
                           or whose principal function or duties relate to the
                           determination of which recommendation will be made,
                           to any such investment company; or who, in connection
                           with his duties, obtains any information concerning
                           securities recommendations being made by such
                           investment adviser to any registered investment
                           company.

                      (D)  An investment adviser is "primarily engaged in a
                           business or businesses other than advising registered
                           investment companies or other advisory clients" when,
                           for each of its most recent three fiscal years or for
                           the period of time since its organization, whichever
                           is lesser, the investment adviser derived, on an
                           unconsolidated basis, more than 50 percent of (i) its
                           total sales and revenues, and (ii) its income (or
                           loss) before income taxes and extraordinary items,
                           from such other business or businesses.

                   o  ADVISORY PERSON of a registered investment company or an investment adviser thereof means:

                      (A)  Any employee of such company or investment adviser
                           (or any company in a control relationship to such
                           investment company or investment adviser) who, in
                           connection with his regular functions or duties,
                           makes, participates in, or obtains information
                           regarding the purchase or sale of a security by a
                           registered investment company, or whose functions
                           relate to the making of any recommendation with
                           respect to such purchases or sales; and

                      (B)  Any natural person in a control relationship to such
                           company or investment adviser who obtains information
                           concerning recommendations made to such company with
                           regard to the purchase or sale of a security.

                   o  APPROVAL - written consent or written notice of
                      non-objection.

                   o  BENEFICIAL OWNERSHIP - The definition that follows
                      conforms to interpretations of the Securities and Exchange
                      Commission on this matter. Because a determination of
                      beneficial ownership requires a detailed analysis of
                      personal financial circumstances that are subject to
                      change, Corporate Compliance ordinarily will not advise
                      employees on this definition. It is the responsibility of
                      each employee to read the definition and based on that
                      definition, determine whether he/she is the beneficial
                      owner of an account. If the employee determines that
                      he/she is not a beneficial owner of an account and
                      Corporate Compliance becomes aware of the existence of the account, the employee will be responsible for justifying
                      his/her determination.

                      Securities owned of record or held in the employee's name
                      are generally considered to be beneficially owned by the
                      employee.

                      Securities held in the name of any other person are deemed to be beneficially owned by the employee if by reason of
                      any contract, understanding, relationship, agreement or
                      other arrangement, the employee obtains therefrom benefits substantially equivalent to those of ownership, including
                      the power to vote, or to direct the disposition of, such
                      securities. Beneficial ownership includes securities held
                      by others for the employee's benefit (regardless of record ownership), e.g., securities held for the employee or
                      members of the employee's immediate family, defined below, by agents, custodians, brokers, trustees, executors or
                      other administrators; securities owned by the employee,
                      but which have not been transferred into the employee's
                      name on the books of the company; securities which the
                      employee has pledged; or securities owned by a corporation that should be regarded as the employee's personal holding corporation. As a natural person, beneficial ownership is
                      deemed to include securities held in the name or for the
                      benefit of the employee's immediate family, which includes the employee's spouse, the employee's minor children and
                      stepchildren and the employee's relatives or the relatives of the employee's spouse who are sharing the employee's
                      home, unless because of countervailing circumstances, the
                      employee does not enjoy benefits substantially equivalent
                      to those of ownership. Benefits substantially equivalent
                      to ownership include, for example, application of the
                      income derived from such securities to maintain a common
                      home, meeting expenses that such person otherwise would
                      meet from other sources, and the ability to exercise a
                      controlling influence over the purchase, sale or voting of such securities. An employee is also deemed the beneficial owner of securities held in the name of some other person, even though the employee does not obtain benefits of
                      ownership, if the employee can vest or revest title in
                      himself at once, or at some future time.

                      In addition, a person will be deemed the beneficial owner
                      of a security if he has the right to acquire beneficial
                      ownership of such security at any time (within 60 days)
                      including but not limited to any right to acquire: (1)
                      through the exercise of any option, warrant or right; (2)
                      through the conversion of a security; or (3) pursuant to
                      the power to revoke a trust, nondiscretionary account or
                      similar arrangement.

                      With respect to ownership of securities held in trust,
                      beneficial ownership includes ownership of securities as a trustee in instances where either the employee as trustee
                      or a member of the employee's "immediate family" has a
                      vested interest in the income or corpus of the trust, the
                      ownership by the employee of a vested beneficial interest
                      in the trust and the ownership of securities as a settlor
                      of a trust in which the employee as the settlor has the
                      power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust
                      beneficial ownership rules exist, including an exemption
                      for instances where beneficial ownership is imposed solely by reason of the employee being settlor or beneficiary of
                      the securities held in trust and the ownership,
                      acquisition and disposition of such securities by the
                      trust is made without the employee's prior approval as
                      settlor or beneficiary. "Immediate family" of an employee
                      as trustee means the employee's son or daughter (including any legally adopted children) or any descendant of either, the employee's stepson or stepdaughter, the employee's
                      father or mother or any ancestor of either, the employee's stepfather or stepmother and the employee's spouse.

                      To the extent that stockholders of a company use it as a
                      personal trading or investment medium and the company has
                      no other substantial business, stockholders are regarded
                      as beneficial owners, to the extent of their respective
                      interests, of the stock thus invested or traded in. A
                      general partner in a partnership is considered to have
                      indirect beneficial ownership in the securities held by
                      the partnership to the extent of his pro rata interest in
                      the partnership. Indirect beneficial ownership is not,
                      however, considered to exist solely by reason of an
                      indirect interest in portfolio securities held by any
                      holding company registered under the Public Utility
                      Holding Company Act of 1935, a pension or retirement plan
                      holding securities of an issuer whose employees generally
                      are beneficiaries of the plan and a business trust with
                      over 25 beneficiaries.

                      Any person who, directly or indirectly, creates or uses a
                      trust, proxy, power of attorney, pooling arrangement or
                      any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting
                      requirements of the Securities Exchange Act of 1934 shall
                      be deemed the beneficial owner of such security.

                      The final determination of beneficial ownership is a
                      question to be determined in light of the facts of a
                      particular case. Thus, while the employee may include
                      security holdings of other members of his family, the
                      employee may nonetheless disclaim beneficial ownership of
                      such securities.

                   o  "CHINESE WALL" POLICY - procedures designed to restrict the flow of information within Mellon from units or
                      individuals who are likely to receive material nonpublic
                      information to units or individuals who trade in
                      securities or provide investment advice.

                   o  DIRECT FAMILY RELATION - employee's husband, wife, father, mother, brother, sister, daughter or son. Includes the
                      preceding plus, where appropriate, the following
                      prefixes/suffix: grand-, step-, foster-, half- and
                      -in-law.

                   o  DISCRETIONARY TRADING ACCOUNT - an account over which the employee has no direct or indirect control over the
                      investment decision making process.

                   o  EMPLOYEE - any employee of Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries;
                      includes all full-time, part-time, benefited and
                      non-benefited, exempt and non-exempt, domestic and
                      international employees; does not include consultants and
                      contract or temporary employees.

                   o  EXEMPT SECURITIES - Exempt Securities are defined as:

                      -  direct obligations of the government of the United
                         States;

                      -  high quality short-term debt instruments;

                      -  bankers' acceptances;

                      -  bank certificates of deposit and time deposits;

                      -  commercial paper;

                      -  repurchase agreements;

                      -  securities issued by open-end investment companies;

                   o  FAMILY RELATION - see direct family relation.

                   o  GENERAL COUNSEL - General Counsel of Mellon Financial
                      Corporation or any person to whom relevant authority is
                      delegated by the General Counsel.

                   o  INDEX FUND - an investment company or managed portfolio which contains securities of an index in proportions
                      designed to replicate the return of the index.

                   o  INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public through an allocation
                      by the underwriter.

                   o  INVESTMENT CLUB - is a membership organization where
                      investors make joint decisions on which securities to buy
                      or sell. The securities are generally held in the name of
                      the investment club. Since each member of an investment
                      club participates in the investment decision making
                      process, Insider Risk Employees, Investment Employees and
                      Access Decision Makers belonging to such investment clubs
                      must preclear and report the securities transactions
                      contemplated by such investment clubs. In contrast, a
                      private investment company is an organization where the
                      investor invests his/her money, but has no direct control
                      over the way his/her money is invested. Insider Risk
                      Employees, Investment Employees and Access Decision Makers
                      investing in such a private investment company are not
                      required to preclear any of the securities transactions
                      made by the private investment company. Insider Risk
                      Employees, Investment Employees and Access Decision Makers
                      are required to report their investment in a private
                      investment company to the Manager of Corporate Compliance
                      and certify to the Manager of Corporate Compliance that
                      they have no direct control over the way their money is
                      invested.

                   o  INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by
                      the company. Mutual funds are investment companies that
                      issue and sell redeemable securities representing an
                      undivided interest in the net assets of the company.

                   o  INVESTMENT ETHICS COMMITTEE is composed of investment,
                      legal, compliance, and audit management representatives of
                      Mellon and its affiliates. The members of the Investment
                      Ethics Committee are:

                      President and Chief Investment Officer of The Dreyfus
                        Corporation (Committee Chair)
                      General Counsel, Mellon Financial Corporation
                      Chief Risk Management Officer, Mellon Trust
                      Manager of Corporate Compliance, Mellon Financial
                        Corporation
                      Corporate Chief Auditor, Mellon Financial Corporation
                      Chief Investment Officer, Mellon Private Asset Management
                      Executive Officer of a Mellon investment adviser
                        (rotating membership)

                      The Committee has oversight of issues related to personal
                      securities trading and investment activity by Access
                      Decision Makers.

                   o  MANAGER OF CORPORATE COMPLIANCE - the employee within the
                      Audit and Risk Review Department of Mellon Financial
                      Corporation who is responsible for administering the
                      Securities Trading Policy, or any person to whom relevant
                      authority is delegated by the Manager of Corporate
                      Compliance.

                   o  MELLON - Mellon Financial Corporation and all of its
                      direct and indirect subsidiaries.

                   o  OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time. For purposes of compliance with the Policy, any Mellon employee who
                      buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold.
                      Four combinations are possible as described below.

                      -  Call Options

                         If a Mellon employee buys a call option, the employee
                         is considered to have purchased the underlying security
                         on the date the option was purchased.

                         If a Mellon employee sells a call option, the employee
                         is considered to have sold the underlying security on
                         the date the option was sold.

                      -  Put Options

                         If a Mellon employee buys a put option, the employee is
                         considered to have sold the underlying security on the
                         date the option was purchased.

                         If a Mellon employee sells a put option, the employee
                         is considered to have bought the underlying security on
                         the date the option was sold.

                         Below is a table describing the above:

                         ------------------------------------------------------
                                                 Transaction Type
                         Option     -------------------------------------------
                          Type              Buy                     Sale
                         ------------------------------------------------------
                          Put             Sale of               Purchase of
                                    Underlying Security     Underlying Security
                         ------------------------------------------------------
                          Call          Purchase of               Sale of
                                    Underlying Security     Underlying Security
                         ------------------------------------------------------

                   o  PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of Corporate Compliance and/or the Investment
                      Ethics Committee to administer, among other things,
                      employees' preclearance requests for a specific business
                      unit.

                   o  PRIVATE PLACEMENT - an offering of securities that is
                      exempt from registration under the Securities Act of 1933
                      because it does not constitute a public offering. Includes limited partnerships.

                   o  SENIOR MANAGEMENT COMMITTEE - the Senior Management
                      Committee of Mellon Financial Corporation.

                   o  SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

                 EXHIBIT A - SAMPLE INSTRUCTION LETTER TO BROKER

Date

Broker ABC
Street Address
City, State ZIP

Re:  John Smith & Mary Smith
     Account No. xxxxxxxxxxxx

In connection with my existing brokerage accounts at your firm noted above, please be advised that the Compliance Department of my employer should be noted
as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

     Manager, Corporate Compliance          Preclearance Compliance Officer
     Mellon Bank                      or    (obtain address from your
     PO Box 3130 Pittsburgh, PA             designated Preclearance
     15230-3130                             Compliance Officer)

Thank you for your cooperation in this request.

Sincerely yours,

Associate

cc:  Manager, Corporate Compliance (151-4340) or Preclearance Compliance Officer

Securities Trading Policy

Dreyfus Nonmanagement Board Member Edition

INTRODUCTION       The Securities Trading Policy (the "Policy") is designed to reinforce the reputation for integrity of The Dreyfus
                   Corporation and its subsidiaries (collectively, "Dreyfus") by avoiding even the appearance of impropriety in the conduct of their businesses. The Policy sets forth procedures and
                   limitations which govern the personal securities transactions of every Dreyfus employee.

SPECIAL            This edition of the Policy has been prepared specifically for
EDITION            Nonmanagement Board Members of Dreyfus and the investment
                   companies advised by Dreyfus (each a "Fund").

NONMANAGEMENT      You are considered to be a Nonmanagement Board Member if you
BOARD MEMBER       are:

                   o  a director of Dreyfus who is not also an officer or
                      employee of Dreyfus ("Dreyfus Board Member"); or

                   o  a director or trustee of any Fund who is not also an
                      officer or employee of Dreyfus ("Mutual Fund Board
                      Member").

INDEPENDENT        The term "Independent Mutual Fund Board Member" means those
MUTUAL FUND        Mutual Fund Board Members who are not deemed "interested
BOARD MEMBER       persons" of their Fund(s), as defined by the Investment
                   Company Act of 1940, as amended.

STANDARDS OF       Outside Activities
CONDUCT FOR
NONMANAGEMENT      -  Mutual Fund Board Members are prohibited from accepting
BOARD MEMBERS         nomination or serving as a director, trustee or managing
                      general partner of an investment company not advised by
                      Dreyfus, or accepting employment with or acting as a
                      consultant to any person acting as a registered investment adviser to an investment company, without the express
                      prior approval of the board of directors/trustees of the
                      pertinent Fund(s) for which the Mutual Fund Board Member
                      serves as a director/trustee. In any such circumstance,
                      management of Dreyfus must be given advance notice by the
                      Mutual Fund Board Member of his/her request in order to
                      allow management to provide its input, if any, for the
                      relevant Fund board of directors/trustees' consideration.

                   -  Dreyfus Board Members are prohibited from accepting
                      nomination or serving as a director, trustee or managing
                      general partner of an investment company not advised by
                      Dreyfus, or accepting employment with or acting as a
                      consultant to any person acting as a registered investment adviser to an investment company, without Dreyfus's
                      express prior approval.

                   -  Independent Mutual Fund Board Members are prohibited from owning Mellon securities (since that would destroy his or
                      her independent status).

                   -  Nonmanagement Board Members are prohibited from buying or selling Mellon's publicly traded securities during a
                      blackout period, which begins the 16th day of the last
                      month of each calendar quarter and ends three business
                      days after Mellon publicly announces the financial results for that quarter.

                   Insider Trading and Tipping

                   Federal securities laws generally prohibit the trading of
                   securities while in possession of "material nonpublic"
                   information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic
                   information upon which a trade is based (tipping) may also be liable.

                   Information is "material" if there is a substantial
                   likelihood that a reasonable investor would consider it
                   important in deciding whether to buy, sell or hold
                   securities. Obviously, information that would affect the
                   market price of a security would be material. Examples of
                   information that might be material include:

                   o  a proposal or agreement for a merger, acquisition or
                      divestiture, or for the sale or purchase of substantial
                      assets;

                   o  tender offers, which are often material for the party
                      making the tender offer as well as for the issuer of the
                      securities for which the tender offer is made;

                   o  dividend declarations or changes;

                   o  extraordinary borrowings or liquidity problems;

                   o  defaults under agreements or actions by creditors,
                      customers or suppliers relating to a company's credit
                      standing;

                   o  earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                   o  pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or
                      discoveries of mineral deposits;

                   o  a proposal or agreement concerning a financial
                      restructuring;

                   o  a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of
                      securities;

                   o  a significant expansion or contraction of operations;

                   o  information about major contracts or increases or
                      decreases in orders;

                   o  the institution of, or a development in, litigation or a regulatory proceeding;

                   o  developments regarding a company's senior management;

                   o  information about a company received from a director of that company; and

                   o  information regarding a company's possible noncompliance with environmental protection laws.

                   This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                   "Nonpublic"- Information about a company is nonpublic if it is not generally available to the investing public.
                   Information received under circumstances indicating that it is not yet in general circulation and which may be
                   attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                   If you obtain material non-public information you may not
                   trade related securities until you can refer to some public source to show that the information is generally available
                   (that is, available from sources other than inside sources)
                   and that enough time has passed to allow wide dissemination of the information, While information appearing in widely
                   accessible sources--such as in newspapers or on the
                   internet--becomes public very soon after publication,
                   information appearing in less accessible sources--such as
                   regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take
                   longer to become public than would information that is easily understood by the average investor.

                   Conflict of Interest--No Nonmanagement Board Member may
                   recommend a securities transaction for Mellon, Dreyfus or any
                   Fund without disclosing any interest he or she has in such securities or issuer thereof (other than an interest in
                   publicly traded securities where the total investment is less than or equal to $25,000), including:

                   o  any direct or indirect beneficial ownership of any
                      securities of such issuer;

                   o  any contemplated transaction by the Nonmanagement Board
                      Member in such securities;

                   o  any position with such issuer or its affiliates; and

                   o  any present or proposed business relationship between such issuer or its affiliates and the Nonmanagement Board
                      Member or any party in which the Nonmanagement Board
                      Member has a beneficial ownership interest (see
                      "Beneficial Ownership" in the Glossary).

                   Portfolio Information--No Nonmanagement Board Member may
                   divulge the current portfolio positions, or current or
                   anticipated portfolio transactions, programs or studies, of
                   Mellon, Dreyfus or any Fund, to anyone unless it is properly within his or her responsibilities as a Nonmanagement Board
                   Member to do so.

                   Material Nonpublic Information--No Nonmanagement Board Member
                   may engage in or recommend any securities transaction, for his or her own benefit or for the benefit of others,
                   including Mellon, Dreyfus or any Fund, while in possession of material nonpublic information. No Nonmanagement Board Member may communicate material nonpublic information to others
                   unless it is properly within his or her responsibilities as a
                   Nonmanagement Board Member to do so.

PRECLEARANCE       Nonmanagement Board Members are permitted to engage in personal
FOR PERSONAL       securities  transactions without obtaining prior approval
SECURITIES         from the Preclearance Compliance Officer.
TRANSACTIONS

PERSONAL           -  Independent Mutual Fund Board Members--Any Independent
SECURITIES            Mutual Fund Board Member, as defined above, who effects
TRANSACTIONS          a securities transaction where he or she  knew, or in
REPORTS               the ordinary course of fulfilling his or her official
                      duties should have known, that during the 15-day period
                      immediately preceding or after the date of such
                      transaction, the same security was purchased or sold, or
                      was being considered for purchase or sale by Dreyfus
                      (including any Fund or other account managed by Dreyfus),
                      is required to report such personal securities
                      transaction. In the event a personal securities
                      transaction report is required, it must be submitted to
                      the Preclearance Compliance Officer not later than ten
                      days after the end of the calendar quarter in which the
                      transaction to which the report relates was effected. The
                      report must include the date of the transaction, the title and number of shares or principal amount of the security,
                      the nature of the transaction (e.g., purchase, sale or
                      any other type of acquisition or disposition), the price
                      at which the transaction was effected and the name of
                      the broker or other entity with or through whom the
                      transaction was effected. This reporting requirement
                      can be satisfied by sending a copy of the confirmation
                      statement regarding such transaction to the Preclearance
                      Compliance Officer within the time period specified.

                   o  Dreyfus Board Members and "Interested" Mutual Fund Board
                      Members--Dreyfus Board Members and Mutual Fund Board
                      Members who are "interested persons" of a Fund, as defined by the Investment Company Act of 1940, are required to
                      report their personal securities transactions. Personal
                      securities transaction reports are required to be
                      submitted to the Preclearance Compliance Officer not later than ten days after the end of the calendar quarter in
                      which the transaction to which the report relates was
                      effected. The report must include the date of the
                      transaction, the title and number of shares or principal
                      amount of the security, the nature of the transaction
                      (e.g., purchase, sale or any other type of acquisition or
                      disposition), the price at which the transaction was
                      effected and the name of the broker or other entity with
                      or through whom the transaction was effected. This
                      reporting requirement can be satisfied by sending a copy
                      of the confirmation statement regarding such transaction
                      to the Preclearance Compliance Officer within the time
                      period specified.

EXEMPTIONS FROM    Notwithstanding the foregoing, securities transaction reports
REPORTING          are not required for the following transactions purchases or
REQUIREMENTS       sales of "Exempt Securities" (see Glossary); purchases or
                   sales effected in any account over which the Nonmanagement
                   Board Member has no direct or indirect control over the
                   investment decision-making process (i.e., discretionary
                   trading accounts); transactions which are non-volitional on the part of the Nonmanagement Board Member (such as stock
                   dividends);

                   purchases which are part of an automatic reinvestment of
                   dividends under a DRIP;

                   purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer; and\or sales of rights acquired from an issuer, as described above.

                   CONFIDENTIAL TREATMENT
                   THE PRECLEARANCE COMPLIANCE OFFICER WILL USE HIS OR HER BEST
                   EFFORTS TO ASSURE THAT ALL PERSONAL SECURITIES TRANSACTION
                   REPORTS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER,
                   SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY
                   APPROPRIATE REGULATORY AGENCIES AND OTHER PARTIES WITHIN AND
                   OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH
                   OR SANCTIONS UNDER THIS POLICY.

GLOSSARY

DEFINITIONS        -  ACCESS PERSON - As defined by Rule 17j-1 under the
                      Investment Company Act of 1940, "access person" includes,
                      with respect to a registered investment company or an
                      investment adviser thereof, any director of such
                      investment company or investment adviser. Each
                      Nonmanagement Board Member is therefore considered an
                      access person of Dreyfus or their respective Funds.

                   -  APPROVAL - written consent or written notice of
                      nonobjection.

                   -  BENEFICIAL OWNERSHIP - The definition that follows
                      conforms to interpretations of the Securities and Exchange
                      Commission on this matter. Because a determination of
                      beneficial ownership requires a detailed analysis of
                      personal financial circumstances that are subject to
                      change, Corporate Compliance ordinarily will not advise
                      Nonmanagement Board Members ("NBM") on this definition. It is the responsibility of each NBM to read the definition,
                      and based on that definition determine whether he/she is
                      the beneficial owner of a security.

                      Securities owned of record or held in the NBM's name are
                      generally considered to be beneficially owned by the NBM.

                      Securities held in the name of any other person are deemed to be beneficially owned by the NBM if by reason of any
                      contract, understanding, relationship, agreement or other
                      arrangement, the NBM obtains therefrom benefits
                      substantially equivalent to those of ownership, including
                      the power to vote, or to direct the disposition of, such
                      securities. Beneficial ownership includes securities held
                      by others for the NBM's benefit (regardless of record
                      ownership), e.g., securities held for the NBM or members
                      of the NBM's immediate family, defined below, by agents,
                      custodians, brokers, trustees, executors or other
                      administrators; securities owned by the NBM, but which
                      have not been transferred into the NBM's name on the books of the company; securities which the NBM has pledged; or
                      securities owned by a corporation that should be regarded
                      as the NBM's personal holding corporation. As a natural
                      person, beneficial ownership is deemed to include
                      securities held in the name or for the benefit of the
                      NBM's immediate family, which includes the NBM's spouse,
                      the NBM's minor children and stepchildren and the NBM's
                      relatives or the relatives of the NBM's spouse who are
                      sharing the NBM's home, unless because of countervailing
                      circumstances, the NBM does not enjoy benefits
                      substantially equivalent to those of ownership. Benefits
                      substantially equivalent to ownership include, for
                      example, application of the income derived from such
                      securities to maintain a common home, meeting expenses
                      that such person otherwise would meet from other sources,
                      and the ability to exercise a controlling influence over
                      the purchase, sale or voting of such securities. An NBM is also deemed the beneficial owner of securities held in the name of some other person even through the NBM does not
                      obtain benefits of ownership, if the NBM can vest or
                      revest title in himself or herself at once, or at some
                      future time.

                      In addition, a person will be deemed the beneficial owner
                      of a security if he/she has the right to acquire
                      beneficial ownership of such security at any time (within
                      60 days) including but not limited to any right to
                      acquire: (1) through the exercise of any option, warrant
                      or right; (2) through the conversion of a security; or (3)
                      pursuant to the power to revoke a trust, discretionary
                      account or similar arrangement.

                      With respect to ownership of securities held in trust,
                      beneficial ownership includes ownership of securities as a trustee in instances where either the NBM as trustee or a
                      member of the NBM's "immediate family" has a vested
                      interest in the income or corpus of the trust, the
                      ownership by the NBM of a vested beneficial interest in
                      the trust and the ownership of securities as a settlor of
                      a trust in which the NBM as the settlor has the power to
                      revoke the trust without obtaining the consent of the
                      beneficiaries. Certain exemptions to these trust
                      beneficial ownership rules exist, including an exemption
                      for instances where beneficial ownership is imposed solely by reason of the NBM being settlor or beneficiary of the
                      securities held in trust and the ownership, acquisition
                      and disposition of such securities by the trust is made
                      without the NBM's prior approval as settlor or
                      beneficiary. "Immediate family" of an NBM as trustee means the NBM's son or daughter (including any legally adopted
                      children or any descendant of either), the NBM's stepson
                      or stepdaughter, the NBM's father or mother or any
                      ancestor of either, the NBM's stepfather or stepmother and the NBM's spouse.

                      To the extent that stockholders of a company use it as a
                      personal trading or investment medium and the company has
                      no other substantial business, stockholders are regarded
                      as beneficial owners, to the extent of their respective
                      interests, of the stock thus invested or traded in. A
                      general partner in a partnership is considered to have
                      indirect beneficial ownership in the securities held by
                      the partnership to the extent of his pro rata interest in
                      the partnership. Indirect beneficial ownership is not,
                      however, considered to exist solely by reason of an
                      indirect interest in portfolio securities held by any
                      holding company registered under the Public Utility
                      Holding Company Act of 1935, a pension or retirement plan
                      holding securities of an issuer whose employees generally
                      are beneficiaries of the plan, and a business trust with
                      over 25 beneficiaries.

                      Any person who, directly or indirectly, creates or uses a
                      trust, proxy, power of attorney, pooling arrangement or
                      any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting
                      requirements of the Securities Exchange Act of 1934 shall
                      be deemed the beneficial owner of such security.

                      The final determination of beneficial ownership is a
                      question to be determined in light of the facts of a
                      particular case. Thus, while the NBM may report the
                      security holdings of other members of his family, the NBM
                      may nonetheless disclaim beneficial ownership of such
                      securities.

                   o  DISCRETIONARY TRADING ACCOUNT - an account over which the
                      NBM has no direct or indirect control over the investment
                      decision making process.

                   o  EXEMPT SECURITIES - Exempt Securities are defined as:

                      -  direct obligations of the government of the United
                         States;

                      -  bankers' acceptances;

                      -  bank certificates of deposit and time deposits;

                      -  commercial paper;

                      -  high quality short-term debt instruments;

                      -  repurchase agreements;

                      -  securities issued by open-end investment companies.

                   o  INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by
                      the company. Mutual funds are investment companies that
                      issue and sell redeemable securities representing an
                      undivided interest in the net assets of the company.

                   o  INVESTMENT ETHICS COMMITTEE is composed of investment,
                      legal, compliance, and audit management representatives of
                      Mellon and its affiliates. The members of the Investment
                      Ethics Committee are:

                      President and Chief Investment Officer of The Dreyfus
                        Corporation (Committee Chair)
                      General Counsel, Mellon Financial Corporation
                      Chief Risk Management Officer, Mellon Trust
                      Manager of Corporate Compliance, Mellon Financial
                        Corporation
                      Corporate Chief Auditor, Mellon Financial Corporation
                      Chief Investment/Executive Officers of two investment
                        departments or affiliates (rotating memberships)

                      The Committee has oversight of issues related to personal
                      securities trading and investment activity by certain
                      employees, including those who make recommendations or
                      decisions regarding the purchase or sale of portfolio
                      securities by Funds or other managed accounts.

                   o  MELLON - Mellon Financial Corporation and all of its
                      direct and indirect subsidiaries.

                   o  PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of Corporate Compliance and/or the Investment
                      Ethics Committee to administer, among other things,
                      employees' preclearance requests for a specific business
                      unit.